-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

                              Preliminary Termsheet
                                 [$624,177,000]
                                   Approximate

                  Morgan Stanley Mortgage Loan Trust 2006-13ARX
                                (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-13ARX

                      Morgan Stanley Mortgage Capital Inc.
                              (Seller and Sponsor)

                          Morgan Stanley Capital I Inc.
                                   (Depositor)

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.


                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.


                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.


     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

                          [$624,177,000] (Approximate)
                  Morgan Stanley Mortgage Loan Trust 2006-13ARX
                                (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-13ARX

                      Morgan Stanley Mortgage Capital Inc.
                              (Seller and Sponsor)

                          Morgan Stanley Capital I Inc.
                                   (Depositor)

                     Wells Fargo Bank, National Association
                                (Master Servicer)

                                                        Transaction Highlights

-----------------------------------------------------------------------------------------------------------------------------------
                                                                         Modified
                                         Expected       Avg Life to     Duration To     Payment Window      Initial
 Offered                                 Ratings          Call(1)(2)   Call(1)(2)(3)/   To Call(1)(2)/   Subordination
 Classes   Description   Balance(4)   S&P / Moody's         /Mty(2)      Mty (2)(3)          Mty(2)         Level(5)    Benchmark
===================================================================================================================================
   A-1      Floater    $288,000,000     AAA / Aaa      0.90 / 0.90      0.86 / 0.86     1 - 24 / 1 - 24     16.30%     1 Mo LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   A-2      Floater    $182,000,000     AAA / Aaa      3.50 / 3.50      3.12 / 3.12    24 - 72 / 24 - 72    16.30%     1 Mo LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   A-3      Floater     $57,447,000     AAA / Aaa      6.45 / 8.56      5.34 / 6.62   72 - 78 / 72 - 185    16.30%     1 Mo LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   A-4      Floater     $58,605,000     AAA / Aaa      2.41 / 2.64      2.13 / 2.27    1 - 78 / 1 - 185      7.00%     1 Mo LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   M-1      Floater     $8,507,000     [AA+] / Aa1     4.46 / 4.85      3.85 / 4.10   39- 78 - / 39 - 123    5.65%     1 Mo LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   M-2      Floater     $7,878,000      [AA] / Aa2     4.43 / 4.78      3.83 / 4.06   38 - 78 / 38 - 117     4.40%     1 Mo LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   M-3      Floater     $4,411,000     [AA-] / Aa3     4.43 / 4.73      3.82 / 4.02   38 - 78 / 38 - 108     3.70%     1 Mo LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   M-4      Floater     $3,781,000      [A+] / A1      4.43 / 4.69      3.82 / 3.99   38 - 78 / 38 - 102     3.10%     1 Mo LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   M-5      Floater     $3,466,000       [A] / A2      4.40 / 4.61      3.80 / 3.93    37 - 78 / 37 - 97     2.55%     1 Mo LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   M-6      Floater     $2,205,000      [A-] / A3      4.40 / 4.54      3.79 / 3.88    37 - 78 / 37 - 90     2.20%     1 Mo LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   B-1      Floater     $2,521,000    [BBB+] / Baa1    4.40 / 4.46      3.74 / 3.78    37 - 78 / 37 - 85     1.80%     1 Mo LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   B-2      Floater     $2,205,000     [BBB] / Baa2    4.35 / 4.35      3.69 / 3.69    37 - 78 / 37 -78      1.45%     1 Mo LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   B-3      Floater     $3,151,000    [BBB-] / Baa3    4.12 / 4.12      3.46 / 3.46    37 - 71 / 37 - 71     0.95%     1 Mo LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   A-R        WAC          $100         AAA / Aaa                                  Not Offered Hereby
-----------------------------------------------------------------------------------------------------------------------------------
   OC                                                        Not Offered Hereby
-----------------------------------------------------------------------------------------------------------------------------------
    P
-----------------------------------------------------------------------------------------------------------------------------------

Notes:
------

      (1)   Certificates are priced to a 10% Optional Termination or Auction
            Call.
      (2)   Based on the prepayment assumption of 30% CPR.
      (3)   Assumes pricing at par.
      (4)   Bond sizes subject to a variance of plus or minus 10%.
      (5) Subordination Levels are preliminary, subject to final Rating Agency approval and a variance of plus or minus 1.50%.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

This information should be read in conjunction with the Free Writing Prospectus dated July 13, 2006 (the "Free Writing Prospectus")
Issuing Entity:       Morgan Stanley Mortgage Loan Trust 2006-13ARX.

Depositor:            Morgan Stanley Capital I Inc.  The offered certificates
                      will be issued under the depositor's registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:              Morgan Stanley Mortgage Capital Inc.

Originators:          Morgan Stanley Mortgage Capital Inc., the Sponsor, is
                      expected to be the originator for approximately 86.13% of the Mortgage Loans. No other originator is expected to have originated more than 10% of the Mortgage Loans by principal balance.


Servicers:            GMAC Mortgage Corporation is expected to be the initial
                      servicer of approximately 95.18% of the Mortgage Loans by principal balance. See Exhibit 2. No other servicer is expected to be the direct servicer for more than 10% of the Mortgage Loans by principal balance.

Servicing Fee:        The Servicing Fee Rate for the Mortgage Loans is
                      expected to be between 0.250% and 0.375% per annum. The weighted average Servicing Fee Rate as of the Cut-off
                      Date is expected to be approximately 0.370% per annum.

                      For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period between the servicer remittance date and the Distribution Date. From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians' ongoing (safekeeping and loan file release only) fees.

Expense Fee:          The Expense Fee Rate with respect to each Mortgage Loan
                      and any Distribution Date will be the related Servicing
                      Fee Rate and, if applicable, the interest premium charged by the related lenders for mortgage insurance on LPMI Mortgage Loans.

Servicer Remittance   Generally, the 18th of the month in which the
Date:                 Distribution Date occurs.

Auction
Administrator/
Master Servicer/
Securities            Wells Fargo Bank, National Association.
Administrator:

Trustee:              LaSalle Bank, National Association.

Swap Counterparty:    Morgan Stanley Capital Services Inc.

Managers:             Morgan Stanley (sole lead manager).

Rating Agencies:      The Offered Certificates are expected to be rated by
                      Standard & Poor's and Moody's Investors Service, Inc.

Offered               The Class A, Class M and Class B Certificates.
Certificates:

Non Offered           The Class A-R, Class OC and Class P Certificates.
Certificates:

Senior Certificates:  The Class A and Class A-R Certificates.


Class A               The Class A-1, Class A-2, Class A-3 and Class A-4
Certificates:         Certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Class M               The Class M-1, Class M-2, Class M-3, Class M-4, Class
Certificates:         M-5 and Class M-6 Certificates.

Class B               The Class B-1, Class B-2 and Class B-3 Certificates.
Certificates:

Subordinate           The Class M and Class B Certificates.
Certificates:

LIBOR Certificates:   The Offered Certificates.

Expected Closing      September 29th, 2006 through DTC and, upon request only,
Date:                 through Euroclear or Clearstream.

Cut-off Date:         September 1st , 2006.

Forms and             The Offered Certificates will be issued in book-entry
Denomination:         form and in minimum dollar denominations of $25,000,
                      with an additional increment of $1,000.

CPR: "CPR" represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.

Prepayment            30% CPR.
Assumption:

Record Date:          For the Offered Certificates and any Distribution Date,
                      the business day immediately preceding that Distribution
                      Date, or if the Offered Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution
                      Date.

Accrued Interest:     The Offered Certificates will settle without accrued
                      interest.

Accrual Period:       The interest accrual period for the Offered Certificates
                      with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing
                      Date) and ending on the day prior to the current
                      Distribution Date (on an actual/360 day count basis).

Distribution Dates:   The 25th of each month, or if such day is not a business
                      day, on the next business day, beginning in October 2006.

Last Scheduled        The Distribution Date occurring in [October 2036].
Distribution Date:

Clean-Up Call:        The terms of the transaction allow for a purchase of the
                      Mortgage Loans resulting in the retirement of the Certificates once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the "Clean-Up Call Date"). The Master
                      Servicer may assign its right to the Clean-Up Call to another party.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Optional              Commencing with the first Clean-up Call Date, the
Termination of the    Auction Administrator shall solicit bids for the
Trust Fund by         purchase of the Mortgage Loans from at least three
Purchaser or          institutions that are regular purchasers and/or sellers
Auction:              in the secondary market of residential whole mortgage
                      loans similar to the Mortgage Loans.  If the Auction
                      Administrator receives at least three bids for the Mortgage Loans, any related REO Property and any other property related to the Mortgage Loans remaining in the trust fund (collective, the "Assets"), and one of those bids is at least equal to the Minimum Auction Price, the Auction Administrator shall sell the Assets to the highest bidder (the "Auction Purchaser") at the price offered by the Auction Purchaser (the "Mortgage Loan
                      Auction Price"). If the Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction Administrator shall, on each six-month anniversary of the initial Clean-up Call Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum
                      Auction Price, at which time the Auction Administrator shall sell the Assets to the Auction Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Clean-up Call
                      Date unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

                      Commencing with the first Distribution Date following the first Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Mortgage Loans for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property (c) any unreimbursed servicing advances related to the Mortgage Loans and (d) any Swap Termination Payment owed to the Swap Counterparty.


Minimum Auction       For any Distribution Date on which an auction is being
Price:                held, the sum of (a) 100% of the current aggregate
                      principal balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to the Mortgage Loans in the trust fund being purchased, (c) any unreimbursed servicing advances related to the Mortgage Loans (d) any expenses incurred by the Auction Administrator relating to the Auction process and (e) any Swap Termination Payment owed to the Swap Counterparty.


Mortgage Loans:       As of the Cut-off Date, the Mortgage Loans consist of
                      1,936 adjustable rate and hybrid adjustable rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately $630,164,252.

Substitution          The amount by which the balance of any Mortgage Loan
Adjustment Amount:    that is repurchased from the trust exceeds the balance
                      of any Mortgage Loan which is then substituted. The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment
                      Amount.

Liquidated Mortgage   A "Liquidated Mortgage Loan" is a defaulted Mortgage
Loan:                 Loan as to which the related Servicer has determined
                      that all recoverable liquidation and insurance proceeds have been received.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Realized Loss:        "Realized Loss" with respect to any Distribution Date
                      and any Mortgage Loan that became a Liquidated Mortgage
                      Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer or the Master
                      Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related
                      Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause
                      (i) are the principal portion of Realized Loses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage
                      Loan that is not a Liquidated Mortgage Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.


REO Property:         Real estate owned by the issuing entity.

Depositor's Option    The Depositor has the option, but is not obligated, to
to Purchase           purchase from the Issuing Entity any Breached Mortgage
Breached Mortgage     Loan at the Purchase Price provided that certain
Loans:                conditions are met.

Breached Mortgage     A Mortgage Loan (a) (i) on which the first payment was
Loan:                 not made or (ii) that has been delinquent one or two
                      times in the six months following the Cut-off Date and
                      (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:       Purchase Price shall be 100% of the unpaid principal
                      balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master
                      Servicer related to the Mortgage Loan.

Delinquency:          As calculated using the MBA methodology, as of the
                      cut-off date, [none] of the mortgage loans were more than 30 days' delinquent. The servicer of some of these mortgage loans has changed at least one time since they were originated.


Class Principal       The "Class Principal Balance" of any Class of
Balance:              Certificates as of any Distribution Date is the initial
                      Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and
                      (ii) with respect to the Subordinate Certificates, the amount of Realized Losses on the Mortgage Loans allocated to the Class.

Due Date:             "Due Date" means, with respect to a Mortgage Loan, the
                      day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.


Prepayment Period:    "Prepayment Period" generally means for any Mortgage
                      Loan and any Distribution Date, the calendar month preceding that Distribution Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Credit Enhancement:   The Offered Certificates are credit enhanced by:

                      1) Net Monthly Excess Cashflow from the Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,

                      2) 0.95% overcollateralization (funded upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 1.90% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.35% floor, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date, and

                      3) Subordination of distributions on the more subordinate classes of certificates (if applicable) and the Class OC Certificates to the required distributions on the more senior classes of certificates.

                      The amount by which the aggregate stated principal balance of the Mortgage Loans is greater than the aggregate Class Principal Balance of the Certificates is referred to as "overcollateralization." On the closing date the aggregate Stated Principal Balance of the mortgage loans is expected to exceed the aggregate Class Principal Balance of the Certificates by approximately [$5,987,152]. In other words, it is expected that there will be approximately 0.95% overcollateralization as of the Closing Date. In addition, the Mortgage Loans are expected to generate more interest than is needed to pay interest on the Certificates and related expenses of the trust fund because the weighted average interest rate of the Mortgage Loans is expected to be higher than the weighted average pass-through rate on the Certificates, plus the related weighted average expense fee rate and any net swap payments. Net Monthly Excess Cashflow, as described below, will be used to reduce the total Class Principal Balance of the Certificates creating and/or maintaining overcollateralization at the level of overcollateralization required by the pooling and servicing agreement.


Senior Enhancement    For any Distribution Date, the percentage obtained by
Percentage:           dividing (x) the aggregate Class Principal Balance of
                      the Subordinate Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Class A Interest      The "Class A Interest Distribution Amount" for any class
Distribution Amount:  of  Senior Certificates and any Distribution Date will be equal to the interest accrued on the related Class
                      Principal Balance for such Distribution Date for such class of Senior Certificates reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment
                      Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest
                      Shortfalls and the Interest Carry Forward Amount, if any, for such Distribution Date for such class of Senior Certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Principal             The "Principal Remittance Amount" for the Certificates
Remittance Amount:    and any Distribution Date will be the sum of:
                      (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related
                      Due Period, whether or not received on or prior to the related Determination Date;
                      (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment
                      Period; and
                      (iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation Proceeds and all full and partial principal prepayments, received during the related
                      Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans.


Subordinated          The "Subordinated Interest Distribution Amount" will be,
Interest              with respect to any class of Subordinated Certificates
Distribution Amount:  and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class
                      Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief
                      Act Interest Shortfalls.


Stepdown Date:        The later to occur of:
                      (x) The earlier of:
                          (a) The Distribution Date occurring in October 2009;
                              and
                          (b) The Distribution Date on which the aggregate Class
                              Principal Balance of the Class A Certificates is reduced to zero; and
                      (y) The first Distribution Date on which the Senior
                          Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the Certificates on the applicable Distribution Date) is greater than or equal to approximately 14.00%.

Delinquency Trigger   A Delinquency Trigger Event is in effect on any
Event:                Distribution Date if on that Distribution Date the 60
                      Day+ Rolling Average equals or exceeds [40.00%] of the prior period's Senior Enhancement Percentage. The 60
                      Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Cumulative Loss       A Cumulative Loss Trigger Event is in effect on any
Trigger Event:        Distribution Date if the aggregate amount of Realized
                      Losses on the Mortgage Loans incurred since the Cut-off
                      Date through the last day of the related Prepayment
                      Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                      Months 25 - 36               [0.30]% for the first
                                                   month, plus an additional
                                                   1/12th of [0.40]% for each
                                                   month thereafter
                      Months 37 - 48               [0.70]% for the first
                                                   month, plus an additional
                                                   1/12th of [0.55]% for each
                                                   month thereafter
                      Months 49 - 60               [1.25]% for the first
                                                   month, plus an additional
                                                   1/12th of [0.55]% for each
                                                   month thereafter
                      Months 61 - 72               [1.80]% for the first
                                                   month, plus an additional
                                                   1/12th of [0.30]% for each
                                                   month thereafter
                      Months 73 - 84               [2.10]% for the first
                                                   month, plus an additional
                                                   1/12th of [0.05]% for each
                                                   month thereafter
                      Months 85 and thereafter     [2.15]%.


Step-up Coupons:      For all Offered Certificates the coupon will increase
                      after the Clean-up Call Date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on the Subordinated Certificates after the Clean-up Call Date.

Class A-1             The Class A-1 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the Clean-up Call Date) and
                      (ii) the Net WAC Cap.

Class A-2             The Class A-2 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the Clean-up Call Date) and
                      (ii) the Net WAC Cap.

Class A-3             The Class A-3 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the Clean-up Call Date) and
                      (ii) the Net WAC Cap.

Class A-4             The Class A-4 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the Clean-up Call Date) and
                      (ii) the Net WAC Cap.

Class M-1             The Class M-1 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the Clean-up Call Date) and
                      (ii) the Net WAC Cap.

Class M-2             The Class M-2 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the Clean-up Call Date) and
                      (ii) the Net WAC Cap.

Class M-3             The Class M-3 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the Clean-up Call Date) and
                      (ii) the Net WAC Cap.

Class M-4             The Class M-4 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the Clean-up Call Date) and
                      (ii) the Net WAC Cap.

Class M-5             The Class M-5 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the Clean-up Call Date) and
                      (ii) the Net WAC Cap.

Class M-6             The Class M-6 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the Clean-up Call Date) and
                      (ii) the Net WAC Cap.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Class B-1             The Class B-1 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the Clean-up Call Date) and
                      (ii) the Net WAC Cap.

Class B-2             The Class B-2 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the Clean-up Call Date) and
                      (ii) the Net WAC Cap.

Class B-3             The Class B-3 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the Clean-up Call Date) and
                      (ii) the Net WAC Cap.

Net WAC Cap:          For any Distribution Date, the weighted average of the
                      interest rates for each Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap
                      Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:    For any Distribution Date, a fraction, the numerator of
                      which is any Net Swap Payment or swap termination payment owed to the Swap Counterparty for such Distribution Date and the denominator of which is the Stated Principal Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Class A Basis Risk    As to any Distribution Date, the Basis Risk Carry
Carry Forward         Forward Amount for each of the Class A Certificates will
Amount:               equal the sum of:
                      (i)   The excess, if any, of interest that would otherwise
                            be due on such Class at the Class A Pass-Through Rate (without regard to the Net WAC Cap) over interest due such Certificates at a rate equal to the Net WAC Cap;
                      (ii)  Any Class A Basis Risk Carry Forward Amount
                            remaining unpaid from prior Distribution Dates; and
                      (iii) Interest on the amount in clause (ii) at the Class A
                            Pass-Through Rate (without regard to the Net WAC
                            Cap).

Class M-1, M-2,       As to any Distribution Date, the Basis Risk Carry
M-3, M-4, M-5, M-6,   Forward Amount for each of the Class M-1, Class M-2,
B-1, B-2 and B-3      Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,
Basis Risk Carry      Class B-2 and Class B-3 Certificates will equal the sum
Forward Amounts:      of:
                      (i)   The excess, if any, of interest that would otherwise
                            be due on such Class at such Class' applicable Pass-Through Rate (without regard to the Net WAC
                            Cap) over interest due to such Class at a rate equal to the Net WAC Cap;
                      (ii)  Any Basis Risk Carry Forward Amount for such class
                            remaining unpaid for such Certificate from prior Distribution Dates; and
                      (iii) Interest on the amount in clause (ii) at the Class'
                            applicable Pass-Through Rate (without regard to the Net WAC Cap).

Interest Carry        "Interest Carry Forward Amount" with respect to any
Forward Amount:       Class of Certificates and any Distribution Date will be
                      equal to the amount, if any, by which the Interest
                      Distribution Amount for that Class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous
                      Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended
                      Interest Accrual Period.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Interest              On each Distribution Date and after payments of Expense
Distributions on      Fees, if any, and other expenses, including any Net Swap
Offered               Payments and any swap termination payment owed to the
Certificates:         Swap Counterparty, including, without limitation, any
                      Senior Defaulted Swap Termination Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:
                      (i)   Concurrently to the Senior Certificates, their
                            Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, other than Class A Basis Risk Carry Forward Amounts, pro rata, based upon their respective entitlements to such amounts;
                      (ii)  To the Class M-1 Certificates, its Accrued
                            Certificate Interest;
                      (iii) To the Class M-2 Certificates, its Accrued
                            Certificate Interest;
                      (iv)  To the Class M-3 Certificates, its Accrued
                            Certificate Interest;
                      (v)   To the Class M-4 Certificates, its Accrued
                            Certificate Interest;
                      (vi)  To the Class M-5 Certificates, its Accrued
                            Certificate Interest;
                      (vii) To the Class M-6 Certificates, its Accrued
                            Certificate Interest;
                      (viii) To the Class B-1 Certificates, its Accrued
                            Certificate Interest;
                      (ix)  To the Class B-2 Certificates, its Accrued
                            Certificate Interest;
                      (x)   To the Class B-3 Certificates, its Accrued
                            Certificate Interest; and
                      (xi)  Any remaining amounts will be distributed pursuant
                            to the Allocation of Net Monthly Excess Cashflow.

Principal             On each Distribution Date (a) prior to the Stepdown Date
Distributions on      or (b) on which a Trigger Event is in effect, principal
Offered               distributions from the Principal Distribution Amount
Certificates:         will be allocated as follows:
                      (i)   to cover any Net Swap Payments and any swap
                            termination payments due to the Swap Counterparty, not previously paid with Interest Distributions, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
                      (ii)  Sequentially to the Class A-R Certificates and to
                            the Class A Certificates, allocated between the Class A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
                      (iii) to the Class M-1 Certificates, until the Class
                            Principal Balance has been reduced to zero;
                      (iv)  to the Class M-2 Certificates, until the Class
                            Principal Balance has been reduced to zero;
                      (v)   to the Class M-3 Certificates, until the Class
                            Principal Balance has been reduced to zero;
                      (vi)  to the Class M-4 Certificates, until the Class
                            Principal Balance has been reduced to zero;
                      (vii) to the Class M-5 Certificates, until the Class
                            Principal Balance has been reduced to zero;
                      (viii) to the Class M-6 Certificates, until the Class
                            Principal Balance has been reduced to zero;
                      (ix)  to the Class B-1 Certificates, until the Class
                            Principal Balance has been reduced to zero;
                      (x)   to the Class B-2 Certificates, until the Class
                            Principal Balance has been reduced to zero;
                      (xi)  to the Class B-3 Certificates, until the Class
                            Principal Balance has been reduced to zero; and
                      (xii) Any remaining amounts will be distributed pursuant
                            to the Allocation of Net Monthly Excess Cashflow.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Principal            On each Distribution Date (a) on or after the Stepdown
Distributions on     Date and (b) on which a Trigger Event is not in effect,
Offered              principal distributions from the Principal Distribution
Certificates         Amount will be allocated as follows:
(continued):         (i)    to cover any Net Swap Payment and any swap
                            termination payments due to the Swap Counterparty including, without limitation, any Senior Defaulted
                            Swap Termination Payment, not previously paid with Interest Distributions, but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
                     (ii)   to the Class A Certificates, the lesser of the
                            Principal Distribution Amount and the Class A
                            Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
                     (iii)  to the Class M-1 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the
                            Class Principal Balance thereof has been reduced to zero;
                     (iv)   to the Class M-2 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the
                            Class Principal Balance thereof has been reduced to zero;
                     (v)    to the Class M-3 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the
                            Class Principal Balance thereof has been reduced to zero;
                     (vi)   to the Class M-4 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the
                            Class Principal Balance thereof has been reduced to zero;
                     (vii)  to the Class M-5 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the
                            Class Principal Balance thereof has been reduced to zero;
                     (viii) to the Class M-6 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the
                            Class Principal Balance thereof has been reduced to zero;
                     (ix)   to the Class B-1 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the
                            Class Principal Balance thereof has been reduced to zero;
                     (x)    to the Class B-2 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the
                            Class Principal Balance thereof has been reduced to zero;
                     (xi)   to the Class B-3 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the
                            Class Principal Balance thereof has been reduced to zero; and
                     (xii)  Any remaining amounts will be distributed pursuant
                            to the Allocation of Net Monthly Excess Cashflow.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Class A Principal    If a Sequential Trigger is not in effect, any principal
Allocation:          distributions to the Class A Certificates will be
                     allocated concurrently as follows:

                          1.) Concurrently as follows:

                              a. [xx.xx%] to the Class A-1, Class A-2 and Class A-3 Certificates sequentially, in that order, until retired.

                              b. [xx.xx%] to the Class A-4 Certificates until retired.


                     If a Sequential Trigger is in effect, any principal distributions allocated as follows:

                          1.) Sequentially to the Class A-1, Class A-2, Class
                              A-3 and Class A-4, in that order, until retired.

                     Notwithstanding the above, in the event that the Class Principal Balances of all Subordinate Classes and the Class OC Certificates have been reduced to zero, principal distributions to the Class A Certificates will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata based upon their respective Class Principal Balances, with the exception that if a Sequential Trigger is in effect, principal distributions to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be allocated to the Class A-1, Class A-2, Class A-3 pro-rata and then to the Class A-4 until retired.

Sequential Trigger:  A Sequential Trigger means (a) with respect to any
                     Distribution Date occurring before October 2008 the circumstances in which the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds 0.30% and (b) with respect to any Distribution Date occurring in or after October 2008, a Trigger Event.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Allocation of Net    For any Distribution Date, any Net Monthly Excess
Monthly Excess       Cashflow shall be distributed as follows:
Cashflow:            (i)    to the Class M-1 Certificates, the related Interest
                            Carry Forward Amount;
                     (ii)   to the Class M-1 Certificates, the allocated
                            Unreimbursed Realized Loss Amount;
                     (iii)  to the Class M-2 Certificates, the related Interest
                            Carry Forward Amount;
                     (iv)   to the Class M-2 Certificates, the allocated
                            Unreimbursed Realized Loss Amount;
                     (v)    to the Class M-3 Certificates, the related Interest
                            Carry Forward Amount;
                     (vi)   to the Class M-3 Certificates, the allocated
                            Unreimbursed Realized Loss Amount;
                     (vii)  to the Class M-4 Certificates, the related Interest
                            Carry Forward Amount;
                     (viii) to the Class M-4 Certificates, the allocated
                            Unreimbursed Realized Loss Amount;
                     (ix)   to the Class M-5 Certificates, the related Interest
                            Carry Forward Amount;
                     (x)    to the Class M-5 Certificates, the allocated
                            Unreimbursed Realized Loss Amount;
                     (xi)   to the Class M-6 Certificates, the related Interest
                            Carry Forward Amount;
                     (xii)  to the Class M-6 Certificates, the allocated
                            Unreimbursed Realized Loss Amount;
                     (xiii) to the Class B-1 Certificates, the related Interest
                            Carry Forward Amount;
                     (xiv)  to the Class B-1 Certificates, the allocated
                            Unreimbursed Realized Loss Amount;
                     (xv)   to the Class B-2 Certificates, the related Interest
                            Carry Forward Amount;
                     (xvi)  to the Class B-2 Certificates, the allocated
                            Unreimbursed Realized Loss Amount;
                     (xvii) to the Class B-3 Certificates, the related Interest
                            Carry Forward Amount;
                     (xviii) to the Class B-3 Certificates, the allocated
                            Unreimbursed Realized Loss Amount;
                     (xix)  concurrently, to the Class A Certificates, pro rata, any Basis Risk Carry Forward Amount for the Class A
                            Certificates;
                     (xx)   sequentially, to Class M-1, Class M-2, Class M-3,
                            Class M-4, Class M-5, Class M-6, Class B-1, Class
                            B-2 and Class B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes;
                     (xxi)  sequentially, first (i) concurrently, to the Class A
                            Certificates, first, pro rata, based on their respective Class Principal Balances to the extent needed to pay any Unpaid Interest Shortfall Amount for each such Class and then, pro rata, based on any Unpaid Interest Shortfall Amount for each such
                            Class, in an amount up to the amount of any Unpaid
                            Interest Shortfall Amount remaining unpaid for such Classes of Certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
                            Class M-5, Class M-6, Class B-1, Class B-2 and Class
                            B-3 Certificates, in that order, in an amount up to the amount of any Unpaid Interest Shortfall Amount for such Classes of Certificates; and
                     (xxii) all remaining amounts to the holders of the Class OC
                            Certificates.

Unpaid Interest      For any class of Certificates and distribution date the
Shortfalls:          sum of interest shortfalls as a result of the Relief Act
                     and Net Prepayment Interest Shortfalls on the Mortgage
                     Loans allocated to such class of certificates on that distribution date and such amounts from any prior distribution date remaining unpaid and interest on such amount.

Unreimbursed         For any Class of Certificates, the portion of any
Realized Loss        Realized Losses on the Mortgage loans previously
Amount:              allocated to that Class remaining unpaid from prior
                     Distribution Dates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Interest Rate Swap   On the closing date, the trust will enter into an
Agreement:           interest rate swap agreement with Morgan Stanley Capital
                     Services Inc., the swap counterparty.  Under the interest
                     rate swap agreement, with respect to each distribution
                     date to and including the distribution date in September
                     2011 (the "Swap Termination Date"), the trust will agree
                     to pay to the swap counterparty a fixed payment at a rate
                     of [5.22]% per annum, determined on a "30/360" basis (or,
                     in the case of the first distribution date, the number of
                     days in the period from the closing date to the day
                     immediately preceding the first distribution date), and
                     the swap counterparty will agree to pay to the trust a
                     floating payment at a rate of one-month LIBOR (as
                     determined pursuant to the interest rate swap agreement),
                     determined on an "actual/360" basis, in each case
                     calculated on the product of the scheduled notional
                     amount and the multiplier set forth on Schedule A to this
                     term sheet for that distribution date. To the extent that
                     the fixed payment payable by the trust exceeds the
                     floating payment payable by the swap counterparty,
                     amounts otherwise available for payments on the
                     certificates will be applied on or prior to such
                     distribution date to make a net payment to the swap
                     counterparty (such payment by the Trust, a "Net Swap
                     Payment"), and to the extent that the floating payment
                     payable by the swap counterparty exceeds the fixed
                     payment payable by the trust, the swap counterparty will
                     make a net payment to the trust (such payment by the
                     Trust, a "Net Swap Receipt") on or prior to such
                     distribution date.   Since amounts payable with respect
                     to the swap agreement will be paid prior to making any distributions to holders of the Certificates, Net Swap
                     Receipts will increase and Net Swap Payments will reduce the amount available to make payments on the Certificates.

                     The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:
                              o failure to pay,
                              o bankruptcy and insolvency events, and
                              o a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.
                     Early termination events under the interest rate swap agreement include, among other things:
                              o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),
                              o a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of a tax),
                              o a tax event upon merger (which generally relates to either party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of a tax, in each case, resulting from a merger),
                              o upon the irrevocable direction to dissolve or otherwise terminate the trust following which all assets of the trust will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,
                              o upon the exercise of the optional termination of the trust by the master servicer or a successful auction as described under "Optional Termination of the Trust Fund by Purchaser or Auction", and
                              o the pooling and servicing agreement is amended without the consent of the Swap Provider and such amendment materially and adversely affects the rights or interests of the Swap Provider.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Interest Rate Swap   In addition to the termination events specified above, it
Agreement            shall be an additional termination event under the
(continued):         interest rate swap agreement (such event, a "Downgrade
                     Terminating Event") if (x) any of the rating agencies downgrades the Swap Provider (or its guarantor) below the Required Swap Counterparty Rating or Moody's or Fitch withdraws its ratings of the Swap Provider (or its guarantor) and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):
                              (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;
                              (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Provider (or its guarantor) pursuant to an amendment to the interest rate swap agreement;
                              (3) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the Swap Provider (or its guarantor) under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or
                              (4) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.
                     It shall also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor) has its rating by S&P withdrawn, has a rating of less than "BBB-" or "A-3", if applicable, by S&P, has a rating of less than "BBB-" or "F3", if applicable, by Fitch (if rated by Fitch), or has a rating of less than or equal to "A3" or "P-2", if applicable, by Moody's, and within the time period specified in the interest rate swap agreement, the Swap Provider (or its guarantor), while collateralizing its exposure to the trust, (A) fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a replacement counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition and (B) fails to obtain a guaranty of, or a contingent agreement of, another person that satisfies the Required Swap
                     Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a "Substitution Event"), the
                     Swap Provider shall assign its rights and obligations under the interest rate swap agreement to a substitute counterparty, which may be an affiliate of the Swap
                     Provider.
                     If the trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.
                     On or after the closing date and so long as the Rating
                     Agency Condition has been satisfied, (i) the trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement,
                     (ii) the Swap Provider may assign its obligations under the interest rate swap agreement to any institution,
                     (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.
                     The interest rate swap agreement is scheduled to terminate by its terms following the swap termination date and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap
                     Provider by the trust and no further amounts will be paid to the trust by the Swap Provider.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Interest Rate Swap   In the event that, upon the Trust entering into a
Agreement            replacement interest rate swap agreement following the
(continued):         occurrence of a Downgrade Termination Event, the Trust is
                     entitled to receive a payment from a replacement swap provider, and the Securities Administrator shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination
                     Payment shall be made from the Swap Account to the Swap
                     Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. If the interest rate swap agreement is terminated, swap termination payments may be owed. Any
                     Swap Termination Payment owed to the Swap Provider may include, without limitation, (i) any payments received by the trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a ratings downgrade of the Swap Counterparty in accordance with the interest rate swap agreement (such payment, a "Replacement Swap
                     Provider Payment"), and (ii) any Swap Termination Payment owed to the Swap Provider (the lesser of clause (i) or (ii) above, the "Senior Defaulted Swap Termination
                     Payment"). To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap
                     Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payments over the payment by the Trust to certificateholders, any servicer, any originator, the Securities Administrator or any other person.

                     Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Securities Administrator will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Swap Termination Date.

                     The sponsor's estimate of maximum probable exposure under the interest rate swap agreement is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.


Swap Account:        On or prior to each Distribution Date during which the
                     interest rate swap agreement is in effect, the Swap
                     Termination Payments, Net Swap Payments owed to the Swap
                     Provider and Net Swap Receipts for that Distribution Date will be deposited into a trust account ("the Swap
                     Account") established by the Securities Administrator as part of the trust fund.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Swap Payment         All payments due under the swap agreement and any swap
Priority:            termination payment pursuant to the swap agreement will
                     be deposited into the Swap Account, and allocated in the following order of priority, after giving effect to the Allocation of Net Monthly Excess Cashflow above:
                     (i)       to pay any Net Swap Payment owed to the Swap
                               Counterparty pursuant to the swap agreement not previously paid;
                     (ii)      to pay any swap termination payment to the Swap
                               Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider not previously paid;
                     (iii)     concurrently, to the Class A Certificates,
                               Current Interest and Interest Carry Forward
                               Amount, other than Basis Risk Carryforward
                               Amount, on a pro rata basis, to the extent not yet paid;
                     (iv)      to the Class M-1, Class M-2, Class M-3, Class
                               M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, Current Interest and Carryforward Interest, other than Basis
                               Risk Carryforward Amount, sequentially and in that order, to the extent not yet paid;
                     (v)       to the Certficates in accordance with the
                               principal distribution rules in effect for such Distribution Date, in an amount equal to the lesser of: (i) the amount necessary to meet the Overcollateralization Target for that Distribution Date and (ii) the aggregate of all prior and current Unpaid Realized Loss Amounts not previously reimbursed;
                     (vi)      concurrently, to the Class A Certificates, any
                               Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                     (vii)     sequentially, to the Class M-1, Class M-2, Class
                               M-3, Class M-4, Class M-5, Class M-6, Class
                               B-1, Class B-2 and Class B-3 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                     (viii)    concurrently to Class A Certificates, Class M
                               Certificates, and Class B Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;
                     (ix)      sequentially to the Class M-1, Class M-2, Class
                               M-3, Class M-4, Class M-5, Class M-6, Class
                               B-1, Class B-2 and Class B-3 Certificates the allocated Unreimbursed Realized Loss Amount, to the extent not yet paid;
                     (x)       to pay any swap termination payment to the Swap
                               Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
                     (xi)      all remaining amounts to the holder of the Class
                               OC Certificates.


Swap Payment         For a given Class of Certficates outstanding, a pro rata
Allocation:          share of the Net Swap Payment owed by the Swap
                     Counterparty (if any), based on the outstanding Class
                     Principal Balance of that Class.

Senior Defaulted     As of any date, the lesser of (i) any payments received
Swap Termination     by the Trust as a result of entering into a replacement
Payment:             interest rate swap agreement following an additional
                     termination event resulting from a downgrade of the Swap
                     Counterparty in accordance with the swap agreement and
                     (ii) any swap termination payment owed to the Swap
                     Provider.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Available            The "Available Distribution Amount" for any Distribution
Distribution         Date and the Certficates will equal the sum of the
Amount:              following amounts:
                     (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Mortgage Loans serviced by it and received by the Master Servicer by such Distribution Date and not previously distributed
                     (including Liquidation Proceeds, condemnation proceeds and insurance proceeds), except:
                              o all scheduled payments of principal and related interest collected on the Mortgage Loans but due on a date after the related Due Date;
                              o all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
                              o all prepayment penalties received in
                              connection with the Mortgage Loans;
                              o all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
                              o Liquidation Proceeds, condemnation proceeds and insurance proceeds received on such Mortgage Loans after the previous calendar month;
                              o all amounts reimbursable to a Servicer pursuant to the terms of the related servicing agreement or the Pooling and Servicing Agreement, as applicable, or to the Master Servicer, the Securities Administrator, the Trustee and/or any Custodian pursuant to the terms of the Pooling and Servicing Agreement or the custody agreements, in each case with respect to the Mortgage Loans or otherwise allocable to the Certficates;
                              o reinvestment income on the balance of funds, if any, in the custodial accounts or distribution account;
                              o any fees payable to the Servicers and the Master Servicer, in each case with respect to the Mortgage Loans; and
                              o all amounts withdrawn from the Reserve Fund;
                     (2) all Monthly Advances on the Mortgage Loans made by each Servicer and/or the Master Servicer for that Distribution Date;
                     (3) any amounts paid as "Compensating Interest" with respect to the Mortgage Loans by each Servicer and/or the Master Servicer for that Distribution Date;
                     (4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans by the Seller or the Depositor pursuant to the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement or the related
                     Originator pursuant to the related Assignment Agreement;
                     and
                     (5) all Subsequent Recoveries received with respect to the Mortgage Loans during the related Prepayment Period.


Interest             For any Distribution Date, the portion of the Available
Remittance Amount:   Distribution Amount for such Distribution Date
                     attributable to interest received or advanced on the Mortgage Loans.

Accrued              For any Distribution Date and each class of Certficates,
Certificate          equals the amount of interest accrued during the related
Interest:            interest accrual period at the related Pass-through Rate,
                     reduced by any Unpaid Interest Shortfalls allocated to such class.

Principal            On any Distribution Date, the sum of (i) the Basic
Distribution         Principal Distribution Amount and (ii) the Extra
Amount:              Principal Distribution Amount.

Basic Principal      On any Distribution Date, the excess of (i) the Principal
Distribution         Remittance Amount over (ii) the Excess Subordinated
Amount:              Amount, if any.

Net Monthly Excess   For any Distribution Date is the amount of funds
Cashflow:            available for distribution on such Distribution Date
                     remaining after making the distributions under "Interest
                     Distributions on Offered Certificates" and "Principal
                     Distributions on Offered Certificates" above.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Extra Principal      For any Distribution Date, the lesser of (i) the excess
Distribution         of (x) interest collected or advanced with respect to the
Amount:              Mortgage Loans with due dates in the related Due Period
                     (less servicing fees and expenses), over (y) the sum of interest payable on the Certficates on such Distribution
                     Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess               For any Distribution Date, means the excess, if any of
Subordinated         (i) the amount of overcollateralization on that
Amount:              Distribution Date over (ii) the required
                     overcollateralization for such Distribution Date.

Overcollaterali      For any Distribution Date will be the amount, if any, by
zation               which the required overcollaterlization exceeds the
Deficiency Amount:   overcollateralized amount for such Distribution Date
                     (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Class A Principal    For any Distribution Date, an amount equal to the excess
Distribution         of (x) the aggregate Class Principal Balance of the Class
Amount:              A Certificates immediately prior to such Distribution
                     Date over (y) the lesser of (A) the product of (i) approximately 86.00% and (ii) the aggregate Stated
                     Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

Class M-1            For any Distribution Date, an amount equal to the excess
Principal            of (x) the sum of (i) the aggregate Class Principal
Distribution         Balance of the Class A Certificates (after taking into
Amount:              account the payment of the Class A Principal Distribution
                     Amount on such Distribution Date) and (ii) the Class
                     Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.70% and
                     (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due
                     Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

Class M-2            For any Distribution Date, an amount equal to the excess
Principal            of (x) the sum of (i) the aggregate Class Principal
Distribution         Balance of the Class A Certificates (after taking into
Amount:              account the payment of the Class A Principal Distribution
                     Amount on such Distribution Date), (ii) the Class
                     Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                     Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class M-2
                     Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.20% and (ii) the aggregate Stated
                     Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

Class M-3            For any Distribution Date, an amount equal to the excess
Principal            of (x) the sum of (i) the aggregate Class Principal
Distribution         Balance of the Class A Certificates (after taking into
Amount:              account the payment of the Class A Principal Distribution
                     Amount on such Distribution Date), (ii) the Class
                     Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                     Principal Distribution Amount on such Distribution Date),
                     (iii) the Class Principal Balance of the Class M-2
                     Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                     Distribution Date) and (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.60% and (ii) the aggregate Stated
                     Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Class M-4            For any Distribution Date, an amount equal to the excess
Principal            of (x) the sum of (i) the aggregate Class Principal
Distribution         Balance of the Class A Certificates (after taking into
Amount:              account the payment of the Class A Principal Distribution
                     Amount on such Distribution Date), (ii) the Class
                     Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                     Principal Distribution Amount on such Distribution Date),
                     (iii) the Class Principal Balance of the Class M-2
                     Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                     Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal
                     Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due
                     Period over [$2,205,575].

Class M-5            For any Distribution Date, an amount equal to the excess
Principal            of (x) the sum of (i) the aggregate Class Principal
Distribution         Balance of the Class A Certificates (after taking into
Amount:              account the payment of the Class A Principal Distribution
                     Amount on such Distribution Date), (ii) the Class
                     Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                     Principal Distribution Amount on such Distribution Date),
                     (iii) the Class Principal Balance of the Class M-2
                     Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                     Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                     Amount on such Distribution Date) and (vi) the Class
                     Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.90% and
                     (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due
                     Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

Class M-6            For any Distribution Date, an amount equal to the excess
Principal            of (x) the sum of (i) the aggregate Class Principal
Distribution         Balance of the Class A Certificates (after taking into
Amount:              account the payment of the Class A Principal Distribution
                     Amount on such Distribution Date), (ii) the Class
                     Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                     Principal Distribution Amount on such Distribution Date),
                     (iii) the Class Principal Balance of the Class M-2
                     Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                     Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                     Amount on such Distribution Date), (vi) the Class
                     Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                     Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class M-6
                     Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.60% and (ii) the aggregate Stated
                     Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Class B-1            For any Distribution Date, an amount equal to the excess
Principal            of (x) the sum of (i) the aggregate Class Principal
Distribution         Balance of the Class A Certificates (after taking into
Amount:              account the payment of the Class A Principal Distribution
                     Amount on such Distribution Date), (ii) the Class
                     Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                     Principal Distribution Amount on such Distribution Date),
                     (iii) the Class Principal Balance of the Class M-2
                     Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                     Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                     Amount on such Distribution Date), (vi) the Class
                     Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                     Principal Distribution Amount on such Distribution Date),
                     (vii) the Class Principal Balance of the Class M-6
                     Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such
                     Distribution Date) and (viii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.40% and (ii) the aggregate Stated
                     Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

Class B-2            For any Distribution Date, an amount equal to the excess
Principal            of (x) the sum of (i) the aggregate Class Principal
Distribution         Balance of the Class A Certificates (after taking into
Amount:              account the payment of the Class A Principal Distribution
                     Amount on such Distribution Date), (ii) the Class
                     Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                     Principal Distribution Amount on such Distribution Date),
                     (iii) the Class Principal Balance of the Class M-2
                     Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                     Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                     Amount on such Distribution Date), (vi) the Class
                     Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                     Principal Distribution Amount on such Distribution Date),
                     (vii) the Class Principal Balance of the Class M-6
                     Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such
                     Distribution Date), (viii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Class Principal
                     Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due
                     Period over [$2,205,575].

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Class B-3            For any Distribution Date, an amount equal to the excess
Principal            of (x) the sum of (i) the aggregate Class Principal
Distribution         Balance of the Class A Certificates (after taking into
Amount:              account the payment of the Class A Principal Distribution
                     Amount on such Distribution Date), (ii) the Class
                     Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                     Principal Distribution Amount on such Distribution Date),
                     (iii) the Class Principal Balance of the Class M-2
                     Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                     Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                     Amount on such Distribution Date), (vi) the Class
                     Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                     Principal Distribution Amount on such Distribution Date),
                     (vii) the Class Principal Balance of the Class M-6
                     Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such
                     Distribution Date), (viii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution
                     Amount on such Distribution Date) and (x) the Class
                     Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 98.10% and
                     (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due
                     Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

Allocation of        If on any distribution date, after giving effect to all
Losses:              distributions of principal as described above and
                     allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Principal Balances of the Offered
                     Certificates exceeds the aggregate Stated Principal
                     Balance of the Mortgage Loans for that distribution date, the Class Principal Balance of the applicable Class M or Class B Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 Certificates) by an amount equal to that excess, until that Class
                     Principal Balance is reduced to zero.  The Class
                     Principal Balances of Senior Certificates will not be reduced by this excess. This reduction of a Class
                     Principal Balance for Realized Losses is referred to as an "Applied Realized Loss Amount."

                     In the event Applied Realized Loss Amounts are allocated to any class of Subordinated Certificates, its Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Principal Balance of each Class of Subordinate Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

Trust Tax Status:    One or more REMICs.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

ERISA Eligibility:   Subject to the considerations in the Prospectus and the
                     Free Writing Prospectus, the Offered Certificates are
                     ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income
                     Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.


                     As long as the interest rate swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTE") 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Offered Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

SMMEA Eligibility:   It is  anticipated  that the Class A, Class M-1, Class M-2
                     and  Class  M3  Certificates   will  be  mortgage  related
                     securities for purposes of the Secondary  Mortgage  Market
                     Enhancement  Act of 1984 as long as they are  rated in one of the two  highest  rating  categories  by at  least  one nationally recognized statistical rating organization.
Registration         This term sheet does not contain all information that is
Statement and        required to be included in a registration statement, or
Prospectus:          in a base prospectus and prospectus supplement.

                     The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.
                     The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                     http://www.sec.gov/Archives/edgar/data/762153/00009141210
                     6000636/0000914121-06-000636.txt

Risk Factors:        PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN
                     THE REGISTRATION STATEMENT AND IN THE FREE WRITING
                     PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD
                     BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
                     OFFERED CERTIFICATES.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Static Pool          Information concerning the sponsor's prior residential
Information:         mortgage loan securitizations involving fixed- and
                     adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/ prime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

                                             Weighted Average Life ("WAL") Sensitivity(1)
                                           To Maturity (of the last maturing Mortgage Loan)

-----------------------------------------------------------------------------------------------------------------------------------
        CPR (%)                       15            20            25            30            35            40            50
-----------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.94          1.42          1.11          0.90          0.76          0.64          0.48
        First Payment Date        10/25/2006    10/25/2006    10/25/2006    10/25/2006    10/25/2006    10/25/2006    10/25/2006
        Expected Final Maturity   02/25/2011    12/25/2009    03/25/2009    09/25/2008    05/25/2008    02/25/2008    10/25/2007
        Window                      1 - 53        1 - 39        1 - 30        1 - 24        1 - 20        1 - 17        1 - 13
-----------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    7.65          5.63          4.38          3.50          2.86          2.35          1.68
        First Payment Date        02/25/2011    12/25/2009    03/25/2009    09/25/2008    05/25/2008    02/25/2008    10/25/2007
        Expected Final Maturity   05/25/2019    03/25/2016    02/25/2014    09/25/2012    09/25/2011    12/25/2010    04/25/2009
        Window                     53 - 152      39 - 114       30 - 89       24 - 72       20 - 60       17 - 51       13 - 31
-----------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    17.13         13.23         10.50         8.56          7.12          6.02          4.12
        First Payment Date        05/25/2019    03/25/2016    02/25/2014    09/25/2012    09/25/2011    12/25/2010    04/25/2009
        Expected Final Maturity   07/25/2033    05/25/2029    04/25/2025    02/25/2022    08/25/2019    09/25/2017    11/25/2014
        Window                     152 - 322     114 - 272     89 - 223      72 - 185      60 - 155      51 - 132       31 - 98
-----------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    5.56          4.16          3.26          2.64          2.17          1.82          1.29
        First Payment Date        10/25/2006    10/25/2006    10/25/2006    10/25/2006    10/25/2006    10/25/2006    10/25/2006
        Expected Final Maturity   07/25/2033    05/25/2029    04/25/2025    02/25/2022    08/25/2019    09/25/2017    11/25/2014
        Window                      1 - 322       1 - 272       1 - 223       1 - 185       1 - 155       1 - 132       1 - 98
-----------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    9.67          7.23          5.74          4.85          4.31          4.02          3.98
        First Payment Date        12/25/2010    11/25/2009    11/25/2009    12/25/2009    01/25/2010    02/25/2010    06/25/2010
        Expected Final Maturity   12/25/2026    06/25/2022    04/25/2019    12/25/2016    04/25/2015    12/25/2013    01/25/2012
        Window                     51 - 243      38 - 189      38 - 151      39 - 123      40 - 103       41 - 87       45 - 64
-----------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    9.60          7.17          5.68          4.78          4.24          3.92          3.76
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    11/25/2009    12/25/2009    01/25/2010    03/25/2010
        Expected Final Maturity   12/25/2025    08/25/2021    07/25/2018    06/25/2016    10/25/2014    07/25/2013    10/25/2011
        Window                     51 - 231      38 - 179      37 - 142      38 - 117       39 - 97       40 - 82       42 - 61
-----------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    9.52          7.11          5.63          4.73          4.18          3.84          3.61
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    11/25/2009    11/25/2009    12/25/2009    02/25/2010
        Expected Final Maturity   10/25/2024    08/25/2020    10/25/2017    09/25/2015    03/25/2014    01/25/2013    05/25/2011
        Window                     51 - 217      38 - 167      37 - 133      38 - 108       38 - 90       39 - 76       41 - 56
-----------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    9.44          7.04          5.57          4.69          4.11          3.79          3.52
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    11/25/2009    11/25/2009    12/25/2009    01/25/2010
        Expected Final Maturity   12/25/2023    12/25/2019    03/25/2017    03/25/2015    10/25/2013    09/25/2012    02/25/2011
        Window                     51 - 207      38 - 159      37 - 126      38 - 102       38 - 85       39 - 72       40 - 53
-----------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    9.34          6.96          5.50          4.61          4.07          3.72          3.44
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    10/25/2009    11/25/2009    11/25/2009    01/25/2010
        Expected Final Maturity   02/25/2023    03/25/2019    08/25/2016    10/25/2014    05/25/2013    05/25/2012    11/25/2010
        Window                     51 - 197      38 - 150      37 - 119       37 - 97       38 - 80       38 - 68       40 - 50
-----------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    9.22          6.87          5.42          4.54          4.01          3.65          3.34
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    10/25/2009    11/25/2009    11/25/2009    12/25/2009
        Expected Final Maturity   02/25/2022    06/25/2018    12/25/2015    03/25/2014    12/25/2012    12/25/2011    08/25/2010
        Window                     51 - 185      38 - 141      37 - 111       37 - 90       38 - 75       38 - 63       39 - 47
-----------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    9.08          6.75          5.33          4.46          3.92          3.60          3.30
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    10/25/2009    10/25/2009    11/25/2009    12/25/2009
        Expected Final Maturity   05/25/2021    11/25/2017    06/25/2015    10/25/2013    08/25/2012    09/25/2011    05/25/2010
        Window                     51 - 176      38 - 134      37 - 105       37 - 85       37 - 71       38 - 60       39 - 44
-----------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    8.87          6.58          5.19          4.35          3.81          3.51          3.18
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    10/25/2009    10/25/2009    10/25/2009    11/25/2009
        Expected Final Maturity   05/25/2020    01/25/2017    10/25/2014    03/25/2013    02/25/2012    04/25/2011    02/25/2010
        Window                     51 - 164      38 - 124       37 - 97       37 - 78       37 - 65       37 - 55       38 - 41
-----------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    8.44          6.23          4.91          4.12          3.63          3.32          3.14
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    10/25/2009    10/25/2009    10/25/2009    10/25/2009
        Expected Final Maturity   03/25/2019    02/25/2016    01/25/2014    08/25/2012    08/25/2011    11/25/2010    11/25/2009
        Window                     51 - 150      38 - 113       37 - 88       37 - 71       37 - 59       37 - 50       37 - 38
-----------------------------------------------------------------------------------------------------------------------------------

1.    Run using Structuring Assumptions as further described herein

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

                                             Weighted Average Life ("WAL") Sensitivity(1)
                                                        To Optional Termination

-----------------------------------------------------------------------------------------------------------------------------------
        CPR (%)                       15            20            25            30            35            40            50
-----------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.94          1.42          1.11          0.90          0.76          0.64          0.48
        First Payment Date        10/25/2006    10/25/2006    10/25/2006    10/25/2006    10/25/2006    10/25/2006    10/25/2006
        Expected Final Maturity   02/25/2011    12/25/2009    03/25/2009    09/25/2008    05/25/2008    02/25/2008    10/25/2007
        Window                      1 - 53        1 - 39        1 - 30        1 - 24        1 - 20        1 - 17        1 - 13
-----------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    7.65          5.63          4.38          3.50          2.86          2.35          1.68
        First Payment Date        02/25/2011    12/25/2009    03/25/2009    09/25/2008    05/25/2008    02/25/2008    10/25/2007
        Expected Final Maturity   05/25/2019    03/25/2016    02/25/2014    09/25/2012    09/25/2011    12/25/2010    04/25/2009
        Window                     53 - 152      39 - 114       30 - 89       24 - 72       20 - 60       17 - 51       13 - 31
-----------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    13.42         10.11         7.94          6.45          5.30          4.47          3.07
        First Payment Date        05/25/2019    03/25/2016    02/25/2014    09/25/2012    09/25/2011    12/25/2010    04/25/2009
        Expected Final Maturity   03/25/2020    11/25/2016    09/25/2014    03/25/2013    01/25/2012    03/25/2011    01/25/2010
        Window                     152 - 162     114 - 122      89 - 96       72 - 78       60 - 64       51 - 54       31 - 40
-----------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    5.16          3.82          2.98          2.41          1.97          1.65          1.18
        First Payment Date        10/25/2006    10/25/2006    10/25/2006    10/25/2006    10/25/2006    10/25/2006    10/25/2006
        Expected Final Maturity   03/25/2020    11/25/2016    09/25/2014    03/25/2013    01/25/2012    03/25/2011    01/25/2010
        Window                      1 - 162       1 - 122       1 - 96        1 - 78        1 - 64        1 - 54        1 - 40
-----------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    8.95          6.64          5.26          4.46          3.97          3.73          3.32
        First Payment Date        12/25/2010    11/25/2009    11/25/2009    12/25/2009    01/25/2010    02/25/2010    01/25/2010
        Expected Final Maturity   03/25/2020    11/25/2016    09/25/2014    03/25/2013    01/25/2012    03/25/2011    01/25/2010
        Window                     51 - 162      38 - 122       38 - 96       39 - 78       40 - 64       41 - 54       40 - 40
-----------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    8.95          6.64          5.25          4.43          3.93          3.66          3.32
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    11/25/2009    12/25/2009    01/25/2010    01/25/2010
        Expected Final Maturity   03/25/2020    11/25/2016    09/25/2014    03/25/2013    01/25/2012    03/25/2011    01/25/2010
        Window                     51 - 162      38 - 122       37 - 96       38 - 78       39 - 64       40 - 54       40 - 40
-----------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    8.95          6.64          5.25          4.43          3.92          3.61          3.32
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    11/25/2009    11/25/2009    12/25/2009    01/25/2010
        Expected Final Maturity   03/25/2020    11/25/2016    09/25/2014    03/25/2013    01/25/2012    03/25/2011    01/25/2010
        Window                     51 - 162      38 - 122       37 - 96       38 - 78       38 - 64       39 - 54       40 - 40
-----------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    8.95          6.64          5.25          4.43          3.88          3.60          3.32
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    11/25/2009    11/25/2009    12/25/2009    01/25/2010
        Expected Final Maturity   03/25/2020    11/25/2016    09/25/2014    03/25/2013    01/25/2012    03/25/2011    01/25/2010
        Window                     51 - 162      38 - 122       37 - 96       38 - 78       38 - 64       39 - 54       40 - 40
-----------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    8.95          6.64          5.25          4.40          3.88          3.56          3.32
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    10/25/2009    11/25/2009    11/25/2009    01/25/2010
        Expected Final Maturity   03/25/2020    11/25/2016    09/25/2014    03/25/2013    01/25/2012    03/25/2011    01/25/2010
        Window                     51 - 162      38 - 122       37 - 96       37 - 78       38 - 64       38 - 54       40 - 40
-----------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    8.95          6.64          5.25          4.40          3.88          3.55          3.26
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    10/25/2009    11/25/2009    11/25/2009    12/25/2009
        Expected Final Maturity   03/25/2020    11/25/2016    09/25/2014    03/25/2013    01/25/2012    03/25/2011    01/25/2010
        Window                     51 - 162      38 - 122       37 - 96       37 - 78       38 - 64       38 - 54       39 - 40
-----------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    8.95          6.64          5.25          4.40          3.86          3.55          3.26
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    10/25/2009    10/25/2009    11/25/2009    12/25/2009
        Expected Final Maturity   03/25/2020    11/25/2016    09/25/2014    03/25/2013    01/25/2012    03/25/2011    01/25/2010
        Window                     51 - 162      38 - 122       37 - 96       37 - 78       37 - 64       38 - 54       39 - 40
-----------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    8.86          6.58          5.19          4.35          3.81          3.51          3.18
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    10/25/2009    10/25/2009    10/25/2009    11/25/2009
        Expected Final Maturity   03/25/2020    11/25/2016    09/25/2014    03/25/2013    01/25/2012    03/25/2011    01/25/2010
        Window                     51 - 162      38 - 122       37 - 96       37 - 78       37 - 64       37 - 54       38 - 40
-----------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    8.44          6.23          4.91          4.12          3.63          3.32          3.14
        First Payment Date        12/25/2010    11/25/2009    10/25/2009    10/25/2009    10/25/2009    10/25/2009    10/25/2009
        Expected Final Maturity   03/25/2019    02/25/2016    01/25/2014    08/25/2012    08/25/2011    11/25/2010    11/25/2009
        Window                     51 - 150      38 - 113       37 - 88       37 - 71       37 - 59       37 - 50       37 - 38
-----------------------------------------------------------------------------------------------------------------------------------

1.    Run using Structuring Assumptions as further described herein

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


   Period     A-1 Cap (%)        A-2Cap (%)       A-3 Cap (%)        A-4 Cap (%)
--------------------------------------------------------------------------------
               Actual/360        Actual/360        Actual/360        Actual/360

     0
     1           20.07             20.17             20.27              20.26
     2           20.07             20.17             20.27              20.26
     3           20.07             20.17             20.27              20.26
     4           20.07             20.17             20.27              20.26
     5           20.07             20.17             20.27              20.26
     6           20.07             20.17             20.27              20.26
     7           20.07             20.16             20.20              20.19
     8           19.97             19.97             19.97              19.97
     9           19.63             19.63             19.63              19.63
    10           19.47             19.47             19.47              19.47
    11           19.13             19.13             19.13              19.13
    12           18.89             18.89             18.89              18.89
    13           18.75             18.75             18.75              18.75
    14           18.41             18.41             18.41              18.41
    15           18.29             18.29             18.29              18.29
    16           17.96             17.96             17.96              17.96
    17           17.74             17.74             17.74              17.74
    18           17.76             17.76             17.76              17.76
    19           17.31             17.31             17.31              17.31
    20           17.22             17.22             17.22              17.22
    21           16.77             16.77             16.77              16.77
    22           16.62             16.62             16.62              16.62
    23           16.24             16.24             16.24              16.24
    24           16.03             16.03             16.03              16.03
    25                             15.99             15.99              15.99
    26                             15.67             15.67              15.67
    27                             15.66             15.66              15.66
    28                             15.36             15.36              15.36
    29                             15.21             15.21              15.21
    30                             15.55             15.55              15.55
    31                             14.87             14.87              14.87
    32                             14.88             14.88              14.88
    33                             14.58             14.58              14.58
    34                             14.42             14.42              14.42
    35                             13.65             13.65              13.65
    36                             13.52             13.52              13.52
    37                             27.75             27.75              27.75
    38                             14.20             14.20              14.20
    39                             14.29             14.29              14.29
    40                             13.98             13.98              13.98

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)   Run to maturity assuming 30% CPR, no losses and indices at 20%.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

   Period     A-1 Cap (%)        A-2Cap (%)       A-3 Cap (%)        A-4 Cap (%)
--------------------------------------------------------------------------------
               Actual/360        Actual/360        Actual/360        Actual/360

    41                             14.01             14.01              14.01
    42                             14.65             14.65              14.65
    43                             13.79             13.79              13.79
    44                             13.92             13.92              13.92
    45                             13.57             13.57              13.57
    46                             13.75             13.75              13.75
    47                             13.55             13.55              13.55
    48                             13.45             13.45              13.45
    49                             13.60             13.60              13.60
    50                             13.25             13.25              13.25
    51                             13.41             13.41              13.41
    52                             13.08             13.08              13.08
    53                             13.00             13.00              13.00
    54                             13.73             13.73              13.73
    55                             12.82             12.82              12.82
    56                             12.99             12.99              12.99
    57                             12.40             12.40              12.40
    58                             12.06             12.06              12.06
    59                             12.23             12.23              12.23
    60                             12.26             12.26              12.26
    61                             12.54             12.54              12.54
    62                             12.15             12.15              12.15
    63                             12.56             12.56              12.56
    64                             12.18             12.18              12.18
    65                             12.19             12.19              12.19
    66                             13.05             13.05              13.05
    67                             12.22             12.22              12.22
    68                             12.63             12.63              12.63
    69                             12.24             12.24              12.24
    70                             12.67             12.67              12.67
    71                             12.28             12.28              12.28
    72                             12.29             12.29              12.29
    73                                               12.71              12.71
    74                                               12.32              12.32
    75                                               12.74              12.74
    76                                               12.36              12.36
    77                                               12.37              12.37
    78                                               13.72              13.72
    79                                               12.40              12.40
    80                                               12.83              12.83
    81                                               12.50              12.50
    82                                               13.40              13.40
    83                                               13.03              13.03
    84                                               13.06              13.06
    85                                               13.51              13.51
    86                                               13.09              13.09
    87                                               13.55              13.55
    88                                               13.13              13.13
    89                                               13.16              13.16
    90                                               14.59              14.59

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

   Period     A-1 Cap (%)        A-2Cap (%)       A-3 Cap (%)        A-4 Cap (%)
--------------------------------------------------------------------------------
               Actual/360        Actual/360        Actual/360        Actual/360

    91                                               13.20              13.20
    92                                               13.66              13.66
    93                                               13.24              13.24
    94                                               13.71              13.71
    95                                               13.29              13.29
    96                                               13.32              13.32
    97                                               13.79              13.79
    98                                               13.37              13.37
    99                                               13.85              13.85
    100                                              13.43              13.43
    101                                              13.46              13.46
    102                                              14.93              14.93
    103                                              13.52              13.52
    104                                              14.00              14.00
    105                                              13.59              13.59
    106                                              14.07              14.07
    107                                              13.65              13.65
    108                                              13.69              13.69
    109                                              14.19              14.19
    110                                              13.77              13.77
    111                                              14.27              14.27
    112                                              13.85              13.85
    113                                              13.89              13.89
    114                                              14.90              14.90
    115                                              13.98              13.98
    116                                              14.49              14.49
    117                                              14.07              14.07
    118                                              14.59              14.59
    119                                              14.17              14.17
    120                                              14.23              14.23
    121                                              14.76              14.76
    122                                              14.34              14.34
    123                                              14.88              14.88
    124                                              14.46              14.46
    125                                              14.53              14.53
    126                                              16.17              16.17
    127                                              14.68              14.68
    128                                              15.26              15.26
    129                                              14.85              14.85
    130                                              15.44              15.44
    131                                              15.03              15.03
    132                                              15.13              15.13
    133                                              15.74              15.74
    134                                              15.34              15.34
    135                                              15.97              15.97
    136                                              15.57              15.57
    137                                              15.69              15.69
    138                                              17.52              17.52
    139                                              15.96              15.96
    140                                              16.64              16.64

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

   Period     A-1 Cap (%)        A-2Cap (%)       A-3 Cap (%)        A-4 Cap (%)
--------------------------------------------------------------------------------
               Actual/360        Actual/360        Actual/360        Actual/360

    141                                              16.25              16.25
    142                                              16.95              16.95
    143                                              16.57              16.57
    144                                              16.74              16.74
    145                                              17.49              17.49
    146                                              17.12              17.12
    147                                              17.90              17.90
    148                                              17.54              17.54
    149                                              17.76              17.76
    150                                              19.93              19.93
    151                                              18.26              18.26
    152                                              19.15              19.15
    153                                              18.82              18.82
    154                                              19.77              19.77
    155                                              19.46              19.46
    156                                              19.81              19.81
    157                                              20.86              20.86
    158                                              20.59              20.59
    159                                              21.72              21.72
    160                                              21.49              21.49
    161                                              22.00              22.00
    162                                              24.10              24.10
    163                                              23.13              23.13
    164                                              24.57              24.57
    165                                              24.49              24.49
    166                                              26.10              26.10
    167                                              26.11              26.11
    168                                              27.05              27.05
    169                                              29.04              29.04
    170                                              29.27              29.27
    171                                              31.60              31.60
    172                                              32.06              32.06
    173                                              33.76              33.76
    174                                              39.53              39.53
    175                                              37.96              37.96
    176                                              41.97              41.97
    177                                              43.78              43.78
    178                                              49.19              49.19
    179                                              52.33              52.33
    180                                              58.30              58.30
    181                                              68.29              68.29
    182                                              76.67              76.67
    183                                              94.92              94.92
    184                                              115.49            115.49
    185                                              157.28            157.28
    186                                              278.07            278.07
    187                                                *                  *


* For the Interest Accrual Period related to this Distribution Date, the Supplemental Interest Rate Cap Rate would exceed 1,000%.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

    Period    M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
-----------------------------------------------------------------------------------------------------------------------------------
               Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
      0
      1          20.30        20.31        20.34        20.41        20.42        20.49        20.90        21.05        21.95
      2          20.30        20.31        20.34        20.41        20.42        20.49        20.90        21.05        21.95
      3          20.30        20.31        20.34        20.41        20.42        20.49        20.90        21.05        21.95
      4          20.30        20.31        20.34        20.41        20.42        20.49        20.90        21.05        21.95
      5          20.30        20.31        20.34        20.41        20.42        20.49        20.90        21.05        21.95
      6          20.30        20.31        20.34        20.41        20.42        20.49        20.90        21.05        21.95
      7          20.16        20.16        20.17        20.20        20.21        20.23        20.40        20.46        20.83
      8          19.88        19.88        19.88        19.88        19.88        19.88        19.88        19.88        19.88
      9          19.54        19.54        19.54        19.54        19.54        19.54        19.54        19.54        19.54
     10          19.37        19.37        19.37        19.37        19.37        19.37        19.37        19.37        19.37
     11          19.03        19.03        19.03        19.03        19.03        19.03        19.03        19.03        19.03
     12          18.78        18.78        18.78        18.78        18.78        18.78        18.78        18.78        18.78
     13          18.64        18.64        18.64        18.64        18.64        18.64        18.64        18.64        18.64
     14          18.31        18.31        18.31        18.31        18.31        18.31        18.31        18.31        18.31
     15          18.18        18.18        18.18        18.18        18.18        18.18        18.18        18.18        18.18
     16          17.85        17.85        17.85        17.85        17.85        17.85        17.85        17.85        17.85
     17          17.62        17.62        17.62        17.62        17.62        17.62        17.62        17.62        17.62
     18          17.63        17.63        17.63        17.63        17.63        17.63        17.63        17.63        17.63
     19          17.18        17.18        17.18        17.18        17.18        17.18        17.18        17.18        17.18
     20          17.09        17.09        17.09        17.09        17.09        17.09        17.09        17.09        17.09
     21          16.64        16.64        16.64        16.64        16.64        16.64        16.64        16.64        16.64
     22          16.47        16.47        16.47        16.47        16.47        16.47        16.47        16.47        16.47
     23          16.09        16.09        16.09        16.09        16.09        16.09        16.09        16.09        16.09
     24          15.88        15.88        15.88        15.88        15.88        15.88        15.88        15.88        15.88
     25          15.82        15.82        15.82        15.82        15.82        15.82        15.82        15.82        15.82
     26          15.50        15.50        15.50        15.50        15.50        15.50        15.50        15.50        15.50
     27          15.48        15.48        15.48        15.48        15.48        15.48        15.48        15.48        15.48
     28          15.18        15.18        15.18        15.18        15.18        15.18        15.18        15.18        15.18
     29          15.02        15.02        15.02        15.02        15.02        15.02        15.02        15.02        15.02
     30          15.34        15.34        15.34        15.34        15.34        15.34        15.34        15.34        15.34
     31          14.67        14.67        14.67        14.67        14.67        14.67        14.67        14.67        14.67
     32          14.66        14.66        14.66        14.66        14.66        14.66        14.66        14.66        14.66
     33          14.36        14.36        14.36        14.36        14.36        14.36        14.36        14.36        14.36
     34          14.18        14.18        14.18        14.18        14.18        14.18        14.18        14.18        14.18
     35          13.41        13.41        13.41        13.41        13.41        13.41        13.41        13.41        13.41
     36          13.26        13.26        13.26        13.26        13.26        13.26        13.26        13.26        13.26
     37          13.32        13.32        13.32        13.32        13.32        13.32        13.32        13.32        13.32
     38          13.23        13.23        13.23        13.23        13.23        13.23        13.23        13.23        13.23
     39          13.32        13.32        13.32        13.32        13.32        13.32        13.32        13.32        13.32
     40          13.06        13.06        13.06        13.06        13.06        13.06        13.06        13.06        13.06
     41          13.09        13.09        13.09        13.09        13.09        13.09        13.09        13.09        13.09
     42          13.62        13.62        13.62        13.62        13.62        13.62        13.62        13.62        13.62
-----------------------------------------------------------------------------------------------------------------------------------

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)   Run to maturity assuming 30% CPR, no losses and indices at 20%.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

    Period    M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
-----------------------------------------------------------------------------------------------------------------------------------
               Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
     43          12.86        12.86        12.86        12.86        12.86        12.86        12.86        12.86        12.86
     44          12.96        12.96        12.96        12.96        12.96        12.96        12.96        12.96        12.96
     45          12.65        12.65        12.65        12.65        12.65        12.65        12.65        12.65        12.65
     46          12.79        12.79        12.79        12.79        12.79        12.79        12.79        12.79        12.79
     47          12.62        12.62        12.62        12.62        12.62        12.62        12.62        12.62        12.62
     48          12.52        12.52        12.52        12.52        12.52        12.52        12.52        12.52        12.52
     49          12.64        12.64        12.64        12.64        12.64        12.64        12.64        12.64        12.64
     50          12.32        12.32        12.32        12.32        12.32        12.32        12.32        12.32        12.32
     51          12.45        12.45        12.45        12.45        12.45        12.45        12.45        12.45        12.45
     52          12.15        12.15        12.15        12.15        12.15        12.15        12.15        12.15        12.15
     53          12.07        12.07        12.07        12.07        12.07        12.07        12.07        12.07        12.07
     54          12.70        12.70        12.70        12.70        12.70        12.70        12.70        12.70        12.70
     55          11.89        11.89        11.89        11.89        11.89        11.89        11.89        11.89        11.89
     56          12.02        12.02        12.02        12.02        12.02        12.02        12.02        12.02        12.02
     57          11.70        11.70        11.70        11.70        11.70        11.70        11.70        11.70        11.70
     58          11.86        11.86        11.86        11.86        11.86        11.86        11.86        11.86        11.86
     59          11.96        11.96        11.96        11.96        11.96        11.96        11.96        11.96        11.96
     60          11.98        11.98        11.98        11.98        11.98        11.98        11.98        11.98        11.98
     61          12.24        12.24        12.24        12.24        12.24        12.24        12.24        12.24        12.24
     62          11.85        11.85        11.85        11.85        11.85        11.85        11.85        11.85        11.85
     63          12.25        12.25        12.25        12.25        12.25        12.25        12.25        12.25        12.25
     64          11.87        11.87        11.87        11.87        11.87        11.87        11.87        11.87        11.87
     65          11.87        11.87        11.87        11.87        11.87        11.87        11.87        11.87        11.87
     66          12.69        12.69        12.69        12.69        12.69        12.69        12.69        12.69        12.69
     67          11.87        11.87        11.87        11.87        11.87        11.87        11.87        11.87        11.87
     68          12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26
     69          11.87        11.87        11.87        11.87        11.87        11.87        11.87        11.87        11.87
     70          12.28        12.28        12.28        12.28        12.28        12.28        12.28        12.28        12.28
     71          11.89        11.89        11.89        11.89        11.89        11.89        11.89        11.89        11.89
     72          11.89        11.89        11.89        11.89        11.89        11.89        11.89        11.89
     73          12.28        12.28        12.28        12.28        12.28        12.28        12.28        12.28
     74          11.89        11.89        11.89        11.89        11.89        11.89        11.89        11.89
     75          12.29        12.29        12.29        12.29        12.29        12.29        12.29        12.29
     76          11.90        11.90        11.90        11.90        11.90        11.90        11.90        11.90
     77          11.91        11.91        11.91        11.91        11.91        11.91        11.91        11.91
     78          13.18        13.18        13.18        13.18        13.18        13.18        13.18        13.18
     79          11.91        11.91        11.91        11.91        11.91        11.91        11.91        11.91
     80          12.30        12.30        12.30        12.30        12.30        12.30        12.30
     81          11.97        11.97        11.97        11.97        11.97        11.97        11.97
     82          12.81        12.81        12.81        12.81        12.81        12.81        12.81
     83          12.45        12.45        12.45        12.45        12.45        12.45        12.45
     84          12.45        12.45        12.45        12.45        12.45        12.45        12.45
     85          12.87        12.87        12.87        12.87        12.87        12.87        12.87
     86          12.45        12.45        12.45        12.45        12.45        12.45
     87          12.87        12.87        12.87        12.87        12.87        12.87
     88          12.45        12.45        12.45        12.45        12.45        12.45
     89          12.45        12.45        12.45        12.45        12.45        12.45
     90          13.79        13.79        13.79        13.79        13.79        13.79
     91          12.45        12.45        12.45        12.45        12.45
     92          12.87        12.87        12.87        12.87        12.87

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

    Period    M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
-----------------------------------------------------------------------------------------------------------------------------------
               Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
     93          12.45        12.45        12.45        12.45        12.45
     94          12.87        12.87        12.87        12.87        12.87
     95          12.45        12.45        12.45        12.45        12.45
     96          12.45        12.45        12.45        12.45        12.45
     97          12.87        12.87        12.87        12.87        12.87
     98          12.45        12.45        12.45        12.45
     99          12.87        12.87        12.87        12.87
     100         12.45        12.45        12.45        12.45
     101         12.45        12.45        12.45        12.45
     102         13.79        13.79        13.79        13.79
     103         12.45        12.45        12.45        12.45
     104         12.87        12.87        12.87
     105         12.45        12.45        12.45
     106         12.87        12.87        12.87
     107         12.45        12.45        12.45
     108         12.45        12.45        12.45
     109         12.87        12.87
     110         12.45        12.45
     111         12.87        12.87
     112         12.45        12.45
     113         12.45        12.45
     114         13.31        13.31
     115         12.45        12.45
     116         12.87        12.87
     117         12.45        12.45
     118         12.87
     119         12.45
     120         12.45
     121         12.87
     122         12.45
     123         12.87
     124         12.45

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

                                              Schedule A
                                     Interest Rate Swap Schedule
                                           Swap Rate: 5.22%

-------------------------------------------------           ----------------------------------------------
                 Swap Schedule                                         Swap Schedule Continued
-------------------------------------------------           ----------------------------------------------
 Distribution    Swap Notional     Multiplier                Distribution   Swap Notional    Multiplier
     Date                                                        Date
     10/25/2006  62,006,246.55         10                        2/25/2010    6,618,833.43       10
     11/25/2006  58,957,359.79         10                        3/25/2010    6,285,636.25       10
     12/25/2006  56,056,853.70         10                        4/25/2010    5,968,666.59       10
      1/25/2007  53,297,543.95         10                        5/25/2010    5,667,134.32       10
      2/25/2007  50,672,585.85         10                        6/25/2010    5,380,287.80       10
      3/25/2007  48,175,439.30         10                        7/25/2010    5,105,056.24       10
      4/25/2007  45,799,882.50         10                        8/25/2010    4,845,588.71       10
      5/25/2007  43,534,024.98         10                        9/25/2010    4,598,758.62       10
      6/25/2007  41,384,474.09         10                       10/25/2010    4,363,950.63       10
      7/25/2007  39,339,591.64         10                       11/25/2010    4,140,579.35       10
      8/25/2007  37,394,282.20         10                       12/25/2010    3,928,087.89       10
      9/25/2007  35,543,698.37         10                        1/25/2011    3,725,946.47       10
     10/25/2007  33,783,228.66         10                        2/25/2011    3,533,651.11       10
     11/25/2007  32,108,486.04         10                        3/25/2011    3,350,722.36       10
     12/25/2007  30,515,297.02         10                        4/25/2011    3,176,704.10       10
      1/25/2008  28,999,691.23         10                        5/25/2011    3,004,345.99       10
      2/25/2008  27,532,339.25         10                        6/25/2011    2,837,664.79       10
      3/25/2008  26,162,011.72         10                        7/25/2011    2,197,856.41       10
      4/25/2008  24,858,416.75         10                        8/25/2011      247,531.56       10
      5/25/2008  23,607,350.04         10                        9/25/2011       99,352.04       10
                                                                10/25/2011                       0
      6/25/2008  22,016,694.99         10                   and thereafter            0.00
      7/25/2008  20,615,009.88         10
      8/25/2008  19,447,868.57         10
      9/25/2008  18,392,432.34         10
     10/25/2008  17,427,763.05         10
     11/25/2008  16,549,604.51         10
     12/25/2008  15,714,212.83         10
      1/25/2009  14,919,505.77         10
      2/25/2009  14,163,502.46         10
      3/25/2009  13,423,102.25         10
      4/25/2009  12,609,779.61         10
      5/25/2009  11,966,271.84         10
      6/25/2009  11,328,322.67         10
      7/25/2009  10,225,029.35         10
      8/25/2009   8,694,850.85         10
      9/25/2009   8,184,038.38         10
     10/25/2009   7,753,059.94         10
     11/25/2009   7,724,309.99         10
     12/25/2009   7,337,274.93         10
      1/25/2010   6,969,088.64         10
-------------------------------------------------           ----------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

Structuring Assumptions

      o the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption,

      o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

      o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

      o the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining term to stated maturity, so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table below,

      o prepayments are allocated as described in this preliminary termsheet and in the freewriting prospectus without giving effect to loss and delinquency tests,

      o the initial Class Principal Balance of each Class of Offered Certificates is as set forth on page 2 of this preliminary termsheet,

      o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

      o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

      o the Closing Date of the sale of the Certificates is September 29th, 2006,

      o neither the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loan,

      o the levels of the One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR, and One-Year CMT Indices remain constant at 5.330%, 5.420%, 5.395%, 5.020% respectively,

      o the Mortgage Rate on each Mortgage Loan with an adjustable Mortgage Rate will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Initial and Subsequent Periodic Rate Caps (as applicable), set forth in the table below,

      o scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above, in some cases, following an interest only period, and

      o The loans consists of 213 Mortgage Loans with the following characteristics

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

                                                                       Original   Remaining
                                  Cut-off                   Current    Term to     Term to     Initial    Subsequent
                                   Date         Current       Net       Stated      Stated     Periodic    Periodic      Gross
                 Index           Principal      Mortgage   Mortgage    Maturity    Maturity      Rate        Rate       Margin
  Type           Name           Balance ($)     Rate (%)   Rate (%)    (Months)    (Months)    Cap (%)      Cap (%)       (%)
---------- ------------------ ---------------- ----------- ---------- ----------- ----------- ----------- ------------ ----------
ARM              6 mth Libor     1,239,381.27   7.98501     7.61001      360         358       2.00000      2.00000     5.00000
ARM              6 mth Libor        76,669.86   8.87500     8.50000      360         357       2.00000      2.00000     5.00000
ARM              6 mth Libor       154,296.40   8.00000     7.62500      360         359       2.00000      2.00000     5.00000
ARM              6 mth Libor       398,623.51   7.00000     6.62500      360         358       2.00000      2.00000     5.00000
ARM              6 mth Libor       285,526.54   9.12500     8.75000      360         355       3.00000      1.00000     5.00000
ARM              6 mth Libor       152,466.11   7.62500     7.25000      360         357       3.00000      1.00000     5.00000
ARM              6 mth Libor       438,857.11   6.75000     6.37500      360         357       3.00000      1.00000     3.87500
ARM              6 mth Libor       573,181.54   8.57500     8.20000      360         352       3.00000      1.00000     6.62500
ARM              6 mth Libor        74,763.85   7.25000     6.87500      360         356       3.00000      1.00000     5.00000
ARM              6 mth Libor     2,218,371.14   7.25665     6.88165      360         356       3.00000      1.00000     5.10597
ARM              6 mth Libor       460,794.03   6.75000     6.37500      360         356       3.00000      1.00000     6.75000
ARM              6 mth Libor        85,149.96   7.40000     7.02500      360         343       3.00000      1.00000     5.44000
ARM              6 mth Libor       219,617.50   8.75000     8.37500      360         357       3.00000      1.00000     3.50000
ARM              6 mth Libor       203,531.44   7.37500     7.00000      360         357       6.00000      2.00000     3.50000
ARM              6 mth Libor       130,400.00   8.25000     7.87500      360         357       3.00000      1.00000     5.00000
ARM              6 mth Libor       496,300.00   6.50000     6.12500      360         357       2.00000      2.00000     5.00000
ARM              6 mth Libor     1,275,894.00   7.68944     7.31444      360         357       2.00000      2.00000     5.45584
ARM              6 mth Libor     2,518,077.00   7.71081     7.33581      360         357       3.00000      1.00000     7.00526
ARM              6 mth Libor       320,000.00   7.50000     7.12500      360         357       3.00000      1.00000     3.87500
ARM              6 mth Libor       372,000.00   8.75000     8.37500      360         357       3.00000      1.00000     8.75000
ARM              6 mth Libor     1,743,700.00   7.14365     6.76865      360         358       2.00000      2.00000     5.00000
ARM              6 mth Libor       336,000.00   6.50000     6.12500      360         358       2.00000      2.00000     5.00000
ARM              6 mth Libor       311,920.00   6.25000     5.87500      360         358       2.00000      1.00000     5.00000
ARM              6 mth Libor     2,012,400.00   6.78590     6.41090      360         359       2.00000      2.00000     5.00000
ARM              6 mth Libor       104,000.00   8.25000     7.87500      360         357       2.00000      2.00000     5.00000
ARM              6 mth Libor       321,113.00   7.69220     7.31720      360         356       3.00000      1.00000     5.00000
ARM              6 mth Libor     1,378,450.00   7.61088     7.23588      360         357       3.00000      1.00000     4.27926
ARM              6 mth Libor       102,290.00   7.87500     7.50000      360         356       3.00000      1.00000     5.00000
ARM              6 mth Libor     1,069,640.00   7.79366     7.41866      360         356       3.00000      1.00000     5.00000
ARM              6 mth Libor        46,500.00   8.00000     7.62500      360         357       3.00000      1.00000     5.00000
ARM              6 mth Libor       204,720.00   6.75000     6.37500      360         356       3.00000      1.00000     5.00000
ARM              6 mth Libor     6,740,627.56   7.35117     6.97617      360         356       3.00000      1.00000     4.99251
ARM              6 mth Libor       492,250.00   6.58989     6.21489      360         357       3.00000      1.00000     3.74016
ARM              6 mth Libor       319,904.97   7.87500     7.50000      360*        359       2.00000      2.00000     5.00000
ARM              6 mth Libor       337,248.30   7.35000     6.97500      360*        357       3.00000      1.00000     6.85000
ARM               1 yr Libor       671,624.24   6.60332     6.22832      360         359       2.00000      2.00000     2.25000
ARM               1 yr Libor       987,490.51   6.87500     6.50000      360         357       2.00000      2.00000     2.25000
ARM               1 yr Libor       924,713.46   7.01207     6.63707      360         353       6.00000      2.00000     2.25000
ARM               1 yr Libor       917,500.00   6.83004     6.45504      360         357       2.00000      2.00000     2.25000
ARM               1 yr Libor     1,306,961.35   5.91957     5.54457      360         348       6.00000      2.00000     2.25000
ARM               1 yr Libor       188,850.00   7.62500     7.25000      360         360       6.00000      2.00000     2.25000
ARM               1 yr Libor       405,000.00   7.12500     6.75000      360         357       4.00000      2.00000     1.87500
ARM               1 yr Libor       392,560.00   7.18922     6.81422      360         359       6.00000      2.00000     2.25000
ARM               1 yr Libor       492,000.00   6.50000     6.12500      360         358       6.00000      2.00000     2.25000
ARM               1 yr Libor       520,000.00   7.50000     7.12500      360         356       6.00000      2.00000     2.25000
ARM              6 mth Libor     7,265,270.70   7.34170     6.96670      360         358       2.00000      2.00000     4.93563
ARM              6 mth Libor     2,465,797.30   6.97114     6.59614      360         358       2.00000      2.00000     5.00000
ARM              6 mth Libor       415,086.43   7.60000     7.22500      360         357       3.00000      1.00000     7.60000
ARM              6 mth Libor       151,649.14   7.35000     6.97500      360         357       3.00000      1.00000     7.35000
ARM              6 mth Libor     1,739,438.25   6.63441     6.25941      360         357       3.00000      1.00000     4.47735
ARM              6 mth Libor     1,298,054.24   7.38449     7.00949      360         358       6.00000      2.00000     3.65472
ARM              6 mth Libor       130,196.09   8.00000     7.62500      360         356       6.00000      2.00000     5.00000
ARM              6 mth Libor       460,084.41   7.67366     7.29866      360         358       6.00000      2.00000     3.89877
ARM              6 mth Libor       779,900.00   7.90893     7.53393      360         357       2.00000      1.31786     3.12412
ARM              6 mth Libor     1,340,800.00   7.35076     6.97576      360         354       6.00000      2.00000     2.25000
ARM              6 mth Libor     3,156,116.00   8.07301     7.69801      360         358       2.00000      2.00000     5.00000
ARM              6 mth Libor       391,783.28   7.87500     7.50000      360         357       2.00000      2.00000     5.00000
ARM              6 mth Libor       304,000.00   6.87500     6.50000      360         357       2.00000      2.00000     5.00000
ARM              6 mth Libor     1,391,996.00   6.80629     6.43129      360         357       2.00000      2.00000     5.00000

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                    Page 37

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

ARM              6 mth Libor     2,400,200.00   7.28322     6.90822      360         357       2.00000      2.00000     5.00000
ARM              6 mth Libor       476,799.99   8.40973     8.03473      360         357       3.00000      1.42953     7.01376
ARM              6 mth Libor    10,231,918.00   7.39711     7.02211      360         357       3.00000      1.00000     7.20491
ARM              6 mth Libor       137,200.00   6.87500     6.50000      360         359       6.00000      2.00000     5.00000
ARM              6 mth Libor       236,000.00   7.25000     6.87500      360         356       6.00000      2.00000     5.00000
ARM              6 mth Libor    16,310,487.00   7.43182     7.05682      360         358       2.00000      1.98627     4.94705
ARM              6 mth Libor       325,950.00   7.62500     7.25000      360         359       2.00000      2.00000     5.00000
ARM              6 mth Libor       693,520.00   7.14790     6.77290      360         358       2.00000      2.00000     5.00000
ARM              6 mth Libor       368,000.00   6.62500     6.25000      360         357       2.00000      2.00000     5.00000
ARM              6 mth Libor    12,374,275.63   6.83939     6.46439      360         358       2.00000      2.00000     5.00000
ARM              6 mth Libor     1,597,591.55   6.14976     5.77476      360         357       3.00000      1.00000     2.33450
ARM              6 mth Libor     1,899,000.00   7.69871     7.32371      360         358       3.00000      1.00000     2.34479
ARM              6 mth Libor       386,700.00   6.62500     6.25000      360         356       3.00000      1.00000     3.87500
ARM              6 mth Libor     7,643,500.00   7.23142     6.85642      360         358       3.00000      1.00000     2.63317
ARM              6 mth Libor       532,000.00   7.00000     6.62500      360         358       5.00000      1.00000     3.25000
ARM              6 mth Libor     3,742,452.20   6.84940     6.47440      360         354       6.00000      2.00000     3.56368
ARM              6 mth Libor       721,211.50   7.18762     6.81262      360         354       6.00000      1.50096     3.87717
ARM              6 mth Libor       260,000.00   6.62500     6.25000      360         357       6.00000      2.00000     5.00000
ARM              6 mth Libor        91,200.00   6.75000     6.37500      360         358       6.00000      2.00000     5.00000
ARM              6 mth Libor       360,000.00   7.37500     7.00000      360         359       6.00000      2.00000     5.00000
ARM              6 mth Libor     3,555,500.00   6.73020     6.35520      360         357       6.00000      1.85937     3.77064
ARM              6 mth Libor       749,814.29   8.50000     8.12500      360*        359       2.00000      2.00000     5.00000
ARM              6 mth Libor       221,648.36   6.37500     6.00000      360*        358       2.00000      2.00000     5.00000
ARM              6 mth Libor       767,258.02   7.66892     7.29392      360*        357       3.00000      1.00000     7.40585
ARM              6 mth Libor       723,692.82   7.70720     7.33220      360*        359       6.00000      2.00000     3.99708
ARM               1 yr Libor     1,912,147.48   7.36813     7.11813      360         357       5.00000      2.00000     2.25000
ARM               1 yr Libor    10,236,384.48   7.55263     7.17763      360         358       5.00000      2.00000     2.25000
ARM               1 yr Libor       599,457.59   6.50000     6.12500      360         359       5.00000      2.00000     2.25000
ARM               1 yr Libor     1,367,986.53   7.10550     6.73050      360         357       5.00000      2.00000     2.25000
ARM               1 yr Libor     8,321,050.60   7.72082     7.34582      360         358       6.00000      2.00360     2.25000
ARM               1 yr Libor       380,240.59   7.62500     7.25000      360         359       6.00000      2.00000     2.25000
ARM               1 yr Libor       136,674.27   8.30039     7.92539      360         359       6.00000      2.00000     2.25000
ARM               1 yr Libor     1,030,035.26   7.58714     7.21214      360         358       6.00000      2.00000     2.25000
ARM                 1 yr CMT       235,128.84   5.75000     5.37500      360         345       5.00000      2.00000     2.75000
ARM               1 yr Libor     2,887,641.00   6.79379     6.41879      360         358       5.00000      2.00000     2.25000
ARM               1 yr Libor       436,000.00   6.87500     6.50000      360         357       5.00000      2.00000     2.25000
ARM               1 yr Libor       152,000.00   7.87500     7.50000      360         357       5.00000      2.00000     2.25000
ARM               1 yr Libor       417,000.00   7.25000     6.87500      360         355       5.00000      2.00000     3.25000
ARM               1 yr Libor       271,775.20   6.75000     6.37500      360         358       5.00000      2.00000     2.25000
ARM               1 yr Libor     5,176,112.00   7.66031     7.28531      360         359       6.00000      2.00894     2.25000
ARM               1 yr Libor       685,500.00   7.99544     7.62044      360         358       6.00000      2.00000     2.67597
ARM               1 yr Libor       175,000.00   7.62500     7.25000      360         358       6.00000      2.00000     2.25000
ARM               1 yr Libor       434,900.00   7.48480     7.10980      360         359       6.00000      2.00000     2.25000
ARM               1 yr Libor    20,217,630.22   7.57268     7.32268      360         358       5.00000      2.00000     2.25000
ARM               1 yr Libor    23,893,314.09   7.52669     7.15169      360         358       5.00000      2.00000     2.24545
ARM               1 yr Libor       624,000.00   7.50000     7.12500      360         358       5.00000      2.00000     2.25000
ARM               1 yr Libor       638,750.00   6.87500     6.50000      360         355       5.00000      2.00000     2.25000
ARM               1 yr Libor       326,250.00   7.87500     7.50000      360         358       5.00000      2.00000     2.25000
ARM               1 yr Libor       646,400.00   7.28976     6.91476      360         357       5.00000      2.00000     2.25000
ARM               1 yr Libor    31,088,758.90   7.67095     7.29595      360         358       6.00000      2.00000     2.25000
ARM               1 yr Libor       122,800.00   7.25000     6.87500      360         359       6.00000      2.00000     2.25000
ARM               1 yr Libor       860,000.00   7.92209     7.54709      360         359       6.00000      2.00000     2.46860
ARM               1 yr Libor       790,400.00   8.75000     8.37500      360         358       6.00000      2.00000     2.25000
ARM               1 yr Libor       148,000.00   7.50000     7.12500      360         360       6.00000      2.00000     2.25000
ARM               1 yr Libor       399,600.00   7.76802     7.39302      360         358       6.00000      2.00000     2.25000
ARM               1 yr Libor       141,600.00   7.25000     6.87500      360         359       6.00000      2.00000     2.25000
ARM               1 yr Libor     8,852,903.00   7.60145     7.22645      360         358       6.00000      2.00000     2.27028
ARM              6 mth Libor       131,891.80   7.00000     6.62500      360         359       2.00000      2.00000     5.00000
ARM              6 mth Libor       838,075.60   7.41263     7.03763      360         357       3.00000      1.00000     3.87500
ARM              6 mth Libor       206,245.38   6.50000     6.12500      360         356       3.00000      1.00000     5.00000
ARM              6 mth Libor        87,846.99   8.75000     8.37500      360         357       3.00000      1.00000     3.87500
ARM              6 mth Libor     1,684,897.71   7.89364     7.51864      360         357       5.00000      1.00000     2.25000
ARM              6 mth Libor        51,718.64   8.50000     8.12500      360         359       5.00000      1.00000     2.25000
ARM              6 mth Libor       630,000.00   8.75000     8.37500      360         360       5.00000      1.00000     2.25000
ARM              6 mth Libor       199,762.99   8.62500     8.25000      360         358       5.00000      1.00000     2.75000
ARM              6 mth Libor       359,170.82   8.25000     7.87500      360         359       5.00000      1.00000     2.25000
ARM              6 mth Libor     2,912,378.18   7.31808     6.94308      360         358       5.00000      1.00000     2.47861
ARM              6 mth Libor    17,680,296.53   7.73127     7.35627      360         358       6.00000      2.00000     2.65450
ARM              6 mth Libor       415,388.34   7.56974     7.19474      360         358       6.00000      2.00000     2.25000
ARM              6 mth Libor       299,542.04   7.37500     7.00000      360         358       6.00000      2.00000     2.75000
ARM              6 mth Libor       247,621.43   7.37500     7.00000      360         358       6.00000      2.00000     2.25000
ARM              6 mth Libor     6,987,563.61   7.57909     7.20409      360         358       6.00000      2.00000     2.88954
ARM              6 mth Libor       152,016.27   6.25000     5.87500      360         356       6.00000      2.00000     3.62500
ARM              6 mth Libor       344,000.00   6.50000     6.12500      360         359       5.00000      1.00000     2.25000
ARM              6 mth Libor     2,153,103.00   7.72416     7.34916      360         357       3.00000      1.00000     3.87500
ARM              6 mth Libor     1,404,000.00   8.00313     7.62813      360         357       3.00000      1.00000     3.87500
ARM              6 mth Libor       368,000.00   7.87500     7.50000      360         357       3.00000      1.00000     3.87500
ARM              6 mth Libor       324,000.00   7.50000     7.12500      360         357       3.00000      1.00000     3.87500
ARM              6 mth Libor       176,000.00   8.37500     8.00000      360         356       3.00000      1.00000     3.87500
ARM              6 mth Libor       868,000.00   8.52535     8.15035      360         357       3.00000      1.00000     3.87500
ARM              6 mth Libor       359,992.00   8.12500     7.75000      360         357       3.00000      1.00000     3.87500
ARM              6 mth Libor     2,753,680.00   7.56365     7.18865      360         357       3.00000      1.00000     3.87500
ARM              6 mth Libor       560,000.00   7.99000     7.61500      360         357       3.00000      1.00000     3.87500
ARM              6 mth Libor       440,000.00   7.25000     6.87500      360         358       3.00000      1.00000     3.87500
ARM              6 mth Libor     3,881,174.82   7.51205     7.26205      360         358       5.00000      1.00000     2.25000
ARM              6 mth Libor     8,214,341.77   8.13648     7.76148      360         358       5.00000      1.00000     2.25000
ARM              6 mth Libor       959,920.00   7.76917     7.39417      360         358       5.00000      1.00000     2.25000
ARM              6 mth Libor     7,009,704.00   7.82676     7.45176      360         357       5.00000      1.04019     2.26248
ARM              6 mth Libor    12,175,270.00   7.78332     7.40832      360         358       6.00000      2.00000     2.36721
ARM              6 mth Libor       380,877.00   8.25000     7.87500      360         359       6.00000      2.00000     2.25000
ARM              6 mth Libor     3,151,896.00   7.59235     7.21735      360         358       6.00000      2.00000     2.66375
ARM              6 mth Libor       170,000.00   8.08353     7.70853      360         357       2.00000      2.00000     2.47235
ARM              6 mth Libor     1,039,977.10   7.41399     7.03899      360         356       3.00000      1.00000     4.52697
ARM              6 mth Libor    27,050,102.90   7.54467     7.16967      360         357       5.00000      1.02071     2.92130
ARM              6 mth Libor     1,969,600.00   7.50980     7.13480      360         358       5.00000      1.00000     2.25000
ARM              6 mth Libor       372,000.00   7.87500     7.50000      360         358       5.00000      1.00000     2.25000
ARM              6 mth Libor     3,189,993.26   7.91651     7.54151      360         358       5.00000      1.04263     2.40752
ARM              6 mth Libor     4,327,450.00   6.88341     6.50841      360         357       5.00000      1.06193     2.88527
ARM              6 mth Libor       138,400.00   7.50000     7.12500      360         358       5.00000      1.00000     2.25000
ARM              6 mth Libor    20,526,489.06   7.38596     7.01096      360         357       5.00000      1.00647     2.59885
ARM              6 mth Libor       197,500.00   7.87500     7.50000      360         358       5.00000      2.00000     5.00000
ARM              6 mth Libor       224,000.00   8.37500     8.00000      360         358       5.00000      2.00000     5.00000
ARM              6 mth Libor    81,483,996.88   7.58066     7.20566      360         358       6.00000      1.99661     2.63790
ARM              6 mth Libor    13,627,860.00   7.57028     7.19528      360         359       6.00000      2.00000     2.35258
ARM              6 mth Libor     5,177,500.00   7.70267     7.32767      360         357       6.00000      1.90420     2.65367
ARM              6 mth Libor     3,960,510.00   7.14603     6.77103      360         358       6.00000      2.00000     3.44889
ARM              6 mth Libor       120,000.00   7.50000     7.12500      360         359       6.00000      2.00000     2.25000
ARM              6 mth Libor       186,000.00   7.87500     7.50000      360         357       6.00000      2.00000     2.25000
ARM              6 mth Libor       987,120.00   7.51796     7.14296      360         358       6.00000      2.00000     2.74875
ARM              6 mth Libor       292,000.00   8.50000     8.12500      360         359       6.00000      2.00000     2.75000
ARM              6 mth Libor       148,800.00   7.00000     6.62500      360         357       6.00000      2.00000     3.37500
ARM              6 mth Libor       446,250.00   6.27966     5.90466      360         357       6.00000      2.00000     2.30508
ARM              6 mth Libor       132,160.00   6.87500     6.50000      360         359       6.00000      2.00000     2.25000
ARM              6 mth Libor    71,053,172.13   7.36935     6.99435      360         358       6.00000      1.98832     2.76841
ARM              6 mth Libor       810,000.00   7.62500     7.25000      360         358       6.00000      2.00000     2.25000
ARM              6 mth Libor       228,000.00   7.00000     6.62500      360         359       6.00000      2.00000     3.12500
ARM              6 mth Libor       292,000.00   7.37500     7.00000      360         359       6.00000      2.00000     3.12500
ARM              6 mth Libor     3,325,586.86   6.49567     6.12067      360         357       6.00000      2.00000     3.13046
ARM              6 mth Libor       295,803.61   7.50000     7.12500      360*        358       6.00000      2.00000     2.25000
ARM               1 yr Libor     3,658,325.95   7.82605     7.45105      360         358       6.00000      2.00000     2.25000
ARM               1 yr Libor     1,510,589.32   7.90168     7.52668      360         357       6.00000      2.00000     2.25000
ARM               1 yr Libor       208,000.00   7.00000     6.62500      360         359       5.00000      2.00000     2.25000
ARM               1 yr Libor       208,780.00   7.84163     7.46663      360         358       6.00000      2.00000     2.25000
ARM               1 yr Libor       520,000.00   7.25000     6.87500      360         358       6.00000      2.00000     2.25000
ARM               1 yr Libor       230,993.00   8.37500     8.00000      360         357       6.00000      2.00000     2.25000
ARM               1 yr Libor       814,400.00   7.54629     7.17129      360         359       5.00000      2.00000     2.25000
ARM               1 yr Libor    14,583,748.92   7.49530     7.12030      360         357       6.00000      2.00000     2.25000
ARM               1 yr Libor       560,000.00   8.12500     7.75000      360         356       6.00000      2.00000     2.25000
ARM               1 yr Libor       548,000.00   7.37500     7.00000      360         356       6.00000      2.00000     2.25000
ARM               1 yr Libor     2,804,000.00   7.06393     6.68893      360         356       6.00000      2.00000     2.25000
ARM              6 mth Libor        99,865.37   8.00000     7.62500      360         358       5.00000      1.00000     2.25000
ARM              6 mth Libor     1,987,934.73   7.96120     7.58620      360         357       6.00000      1.50741     2.49629
ARM              6 mth Libor       498,907.42   7.62500     7.25000      360         357       6.00000      1.00000     2.75000
ARM              6 mth Libor       155,177.41   7.87500     7.50000      360         356       6.00000      1.00000     2.75000
ARM              6 mth Libor       157,066.18   8.00000     7.62500      360         356       6.00000      1.00000     2.75000
ARM              6 mth Libor       559,200.00   8.53219     8.15719      360         357       5.00000      1.00000     2.25000
ARM              6 mth Libor     1,509,100.00   7.57494     7.19994      360         357       6.00000      2.00000     2.25000
ARM              6 mth Libor     1,524,625.25   7.70653     7.33153      360         356       5.00000      1.00000     2.25000
ARM              6 mth Libor       151,200.00   8.50000     8.12500      360         356       5.00000      1.00000     2.25000
ARM              6 mth Libor       297,500.00   7.50000     7.12500      360         356       5.00000      1.00000     3.75000
ARM              6 mth Libor    13,863,179.97   7.79283     7.41783      360         357       6.00000      1.71543     2.39229
ARM              6 mth Libor       975,000.00   7.87500     7.50000      360         357       6.00000      2.00000     2.25000
ARM              6 mth Libor     3,689,200.00   7.28800     6.91300      360         357       6.00000      2.00000     2.25000
ARM              6 mth Libor     1,024,200.00   7.43175     7.05675      360         356       6.00000      1.00000     2.75000
ARM              6 mth Libor     7,022,297.00   7.67547     7.30047      360         357       6.00000      1.84165     2.38291
ARM              6 mth Libor       201,318.94   7.37500     7.00000      360         356       6.00000      1.00000     2.75000
ARM              6 mth Libor       783,565.36   8.12500     7.75000      360*        358       6.00000      2.00000     2.25000
ARM              1 mth Libor       394,124.22   6.62500     6.25000      360         352       5.37500     uncapped     3.00000
ARM              6 mth Libor     1,000,000.00   8.50000     8.12500      360         358       5.00000      1.00000     2.25000
ARM               1 yr Libor        39,916.27   5.75000     5.37500      360         358       2.00000      2.00000     2.50000
ARM                 1 yr CMT       226,994.02   7.62500     7.25000      360         354       2.00000      2.00000     2.75000
ARM              1 mth Libor       436,500.00   7.37500     7.00000      360         349       4.62500     uncapped     3.00000
ARM               1 yr Libor     1,657,000.00   8.09920     7.72420      360         356       2.00000      2.00000     2.47454
ARM               1 yr Libor       360,000.00   7.25000     6.87500      360         352       2.00000      2.00000     2.25000

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                    Page 38

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------



             Maximum     Minimum                    Rate       Remaining
             Mortgage    Mortgage    Months to      Reset     Interest-Only
               Rate        Rate      Next Rate    Frequency      Period
  Type         (%)         (%)      Adjustment    (Months)      (Months)
----------  ----------- ----------- ------------ ------------ -------------
ARM          13.98501    7.13183        22            6           N/A
ARM          14.87500    5.00000        21            6           N/A
ARM          14.00000    8.00000        23            6           N/A
ARM          13.00000    7.00000        22            6           N/A
ARM          15.12500    9.12500        19            6           N/A
ARM          13.62500    7.62500        21            6           N/A
ARM          12.75000    3.87500        21            6           N/A
ARM          14.57500    8.57500        16            6           N/A
ARM          13.25000    7.25000        20            6           N/A
ARM          13.25665    7.25063        20            6           N/A
ARM          12.75000    6.75000        20            6           N/A
ARM          14.40000    7.40000         7            6           N/A
ARM          14.75000    3.50000        21            6           N/A
ARM          13.37500    3.50000        21            6           N/A
ARM          14.25000    8.25000        21            6            21
ARM          12.50000    6.50000        21            6            57
ARM          13.68944    5.80841        21            6            57
ARM          13.71081    7.00526        21            6            57
ARM          13.50000    7.50000        21            6            57
ARM          11.75000    8.75000        21            6            57
ARM          13.14365    6.27878        22            6           118
ARM          12.50000    6.50000        22            6           118
ARM          12.25000    5.00000        22            6           118
ARM          12.78590    5.99012        23            6           119
ARM          14.25000    5.00000        21            6           117
ARM          13.69220    7.69220        20            6           116
ARM          13.45244    6.31986        21            6           117
ARM          13.87500    7.87500        20            6           116
ARM          13.79366    7.79366        20            6           116
ARM          14.00000    8.00000        21            6           117
ARM          12.75000    6.75000        20            6           116
ARM          13.35117    6.99382        20            6           116
ARM          12.10995    4.13021        21            6           117
ARM          13.87500    7.87500        23            6           N/A
ARM          13.35000    6.85000        21            6           N/A
ARM          12.60332    3.73396        35           12           N/A
ARM          12.87500    2.25000        33           12           N/A
ARM          13.01207    2.30923        29           12           N/A
ARM          12.83004    2.25000        33           12            33
ARM          11.91957    2.25000        24           12            24
ARM          13.62500    2.25000        36           12            36
ARM          12.12500    1.87500        33           12           117
ARM          13.18922    2.25000        35           12           119
ARM          12.50000    2.25000        34           12           118
ARM          13.50000    2.25000        32           12           116
ARM          13.23212    6.77566        34            6           N/A
ARM          12.97114    6.01118        34            6           N/A
ARM          13.60000    7.60000        33            6           N/A
ARM          13.35000    7.35000        33            6           N/A
ARM          12.36842    4.74334        33            6           N/A
ARM          13.38449    4.04259        34            6           N/A
ARM          14.00000    8.00000        32            6           N/A
ARM          13.67366    3.89877        34            6           N/A
ARM          13.90893    3.52145        33            6            33
ARM          13.35076    2.25000        30            6            30
ARM          13.81685    8.07301        34            6            58
ARM          13.87500    7.87500        33            6            57
ARM          12.87500    5.00000        33            6            57
ARM          12.80629    6.80629        33            6            57
ARM          13.28322    7.05815        33            6            57
ARM          14.40973    7.01376        33            6            57
ARM          13.34434    7.22281        33            6            57
ARM          12.87500    6.62500        35            6            59
ARM          13.25000    5.00000        32            6            56
ARM          13.31067    6.79261        34            6           118
ARM          13.62500    7.62500        35            6           119
ARM          13.14790    6.51201        34            6           118
ARM          12.62500    6.62500        33            6           117
ARM          12.83939    6.27523        34            6           118
ARM          10.46623    2.54992        33            6           117
ARM          13.69871    3.19153        34            6           118
ARM          12.62500    3.87500        32            6           116
ARM          13.19479    3.25128        34            6           118
ARM          12.00000    3.25000        34            6           118
ARM          12.84940    3.83379        30            6           114
ARM          13.18762    3.87717        30            6           114
ARM          12.62500    5.00000        33            6           117
ARM          12.75000    5.00000        34            6           118
ARM          13.37500    7.37500        35            6           119
ARM          12.73020    4.13548        33            6           117
ARM          14.50000    8.50000        35            6           N/A
ARM          12.37500    5.00000        34            6           N/A
ARM          13.66892    7.40585        33            6           N/A
ARM          13.70720    4.47084        35            6           N/A
ARM          12.36813    2.25000        57           12           N/A
ARM          12.55263    2.26318        58           12           N/A
ARM          11.50000    2.25000        59           12           N/A
ARM          12.10550    2.25000        57           12           N/A
ARM          13.72082    2.39181        58           12           N/A
ARM          13.62500    2.25000        59           12           N/A
ARM          14.30039    2.25000        59           12           N/A
ARM          13.58714    2.25000        58           12           N/A
ARM          10.75000    2.75000        45           12           N/A
ARM          11.79379    2.25078        58           12            58
ARM          11.87500    2.25000        57           12            57
ARM          12.87500    2.25000        57           12            57
ARM          12.25000    3.25000        55           12            55
ARM          11.75000    2.25000        58           12            58
ARM          13.66031    2.25000        59           12            59
ARM          13.99544    2.67597        58           12            58
ARM          13.62500    2.25000        58           12            58
ARM          13.48480    2.25000        59           12            59
ARM          12.57268    2.25000        58           12           118
ARM          12.52669    2.24545        58           12           118
ARM          12.50000    2.25000        58           12           118
ARM          11.87500    2.25000        55           12           115
ARM          12.87500    2.25000        58           12           118
ARM          12.28976    2.28976        57           12           117
ARM          13.67095    2.26978        58           12           118
ARM          13.25000    2.25000        59           12           119
ARM          13.92209    2.46860        59           12           119
ARM          14.75000    2.25000        58           12           118
ARM          13.50000    2.25000        60           12           120
ARM          13.76802    2.25000        58           12           118
ARM          13.25000    2.25000        59           12           119
ARM          13.61303    2.39374        58           12           118
ARM          13.00000    7.00000        59            6           N/A
ARM          13.41263    5.85380        57            6           N/A
ARM          12.50000    6.50000        56            6           N/A
ARM          14.75000    3.87500        57            6           N/A
ARM          12.89364    2.46275        57            6           N/A
ARM          13.50000    2.25000        59            6           N/A
ARM          13.75000    2.25000        60            6           N/A
ARM          13.62500    2.75000        58            6           N/A
ARM          13.25000    3.25000        59            6           N/A

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                    Page 39

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

ARM          12.31808    2.48821        58            6           N/A
ARM          13.73127    3.85870        58            6           N/A
ARM          13.56974    2.25000        58            6           N/A
ARM          13.37500    7.37500        58            6           N/A
ARM          13.37500    2.25000        58            6           N/A
ARM          13.57909    3.52571        58            6           N/A
ARM          12.25000    3.62500        56            6           N/A
ARM          11.50000    2.25000        59            6            2
ARM          13.72416    6.03132        57            6            57
ARM          14.00313    6.86161        57            6            57
ARM          13.87500    7.87500        57            6            57
ARM          13.50000    7.50000        57            6            57
ARM          14.37500    8.37500        56            6            56
ARM          14.52535    5.24539        57            6            57
ARM          14.12500    8.12500        57            6            57
ARM          13.56365    5.57872        57            6            57
ARM          13.99000    4.99000        57            6            57
ARM          13.25000    7.25000        58            6            58
ARM          12.51205    2.25000        58            6            58
ARM          13.15437    2.50871        58            6            58
ARM          12.76917    2.64420        58            6            58
ARM          12.82676    2.36343        57            6            57
ARM          13.78332    3.01001        58            6            58
ARM          14.25000    2.25000        59            6            59
ARM          13.59235    6.68550        58            6            58
ARM          14.08353    5.02941        57            6           117
ARM          13.41399    6.16691        56            6           116
ARM          12.54467    3.07879        57            6           117
ARM          12.50980    2.42389        58            6           118
ARM          12.87500    2.25000        58            6           118
ARM          12.91651    2.52772        58            6           118
ARM          11.88341    2.88527        57            6           117
ARM          12.50000    2.25000        58            6           118
ARM          12.38596    2.71873        57            6           117
ARM          12.87500    5.00000        58            6           118
ARM          13.37500    5.00000        58            6           118
ARM          13.58066    3.21043        58            6           118
ARM          13.57028    2.35258        59            6           119
ARM          13.70267    2.66902        57            6           117
ARM          13.14603    4.07946        58            6           118
ARM          13.50000    2.25000        59            6           119
ARM          13.87500    2.25000        57            6           117
ARM          13.51796    3.44411        58            6           118
ARM          14.50000    2.75000        59            6           119
ARM          13.00000    3.37500        57            6           117
ARM          12.27966    2.30508        57            6           117
ARM          12.87500    2.25000        59            6           119
ARM          13.36975    3.68792        58            6           118
ARM          13.62500    2.25000        58            6           118
ARM          13.00000    3.12500        59            6           119
ARM          13.37500    3.12500        59            6           119
ARM          12.49567    3.13046        57            6           117
ARM          13.50000    2.25000        58            6           N/A
ARM          13.82605    2.25000        82           12           N/A
ARM          13.90168    2.25000        81           12           N/A
ARM          12.00000    2.25000        83           12            83
ARM          13.84163    2.25000        82           12            82
ARM          13.25000    2.25000        82           12            82
ARM          14.37500    2.25000        81           12            81
ARM          12.54629    2.25000        83           12           119
ARM          13.49530    2.25000        81           12           117
ARM          14.12500    2.25000        80           12           116
ARM          13.37500    2.25000        80           12           116
ARM          13.06393    2.25000        80           12           116
ARM          13.00000    2.25000        82            6           N/A
ARM          13.96120    2.58302        81            6           N/A
ARM          13.62500    2.75000        81            6           N/A
ARM          13.87500    2.75000        80            6           N/A
ARM          14.00000    2.75000        80            6           N/A
ARM          13.53219    2.25000        81            6            81
ARM          13.57494    2.25000        81            6            81
ARM          12.70653    2.25000        80            6           116
ARM          13.50000    2.25000        80            6           116
ARM          12.50000    3.75000        80            6           116
ARM          13.79283    2.39229        81            6           117
ARM          13.87500    2.25000        81            6           117
ARM          13.28800    2.25000        81            6           117
ARM          13.43175    2.75000        80            6           116
ARM          13.67547    2.38291        81            6           117
ARM          13.37500    2.75000        80            6           116
ARM          14.12500    2.25000        82            6           N/A
ARM          12.00000    6.62500         1            1           112
ARM          13.50000    2.25000         4            6            58
ARM          11.75000    2.50000        10           12           N/A
ARM          13.62500    7.62500         6           12           N/A
ARM          12.00000    7.37500         1           12           109
ARM          14.04828    6.97047         8           12           116
ARM          13.25000    7.25000         4           12           112

      *     Balloon Loan. Original Amortization Term is 480.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

               Preliminary Collateral Information for MSM 06-13ARX
                                Alt-A Collateral
                                630MM (+ / - 10%)

Product Mix                         1%    Short ARMs     70%     5yr ARMs
                                    4%      2yr ARMs     10%    7yr  ARMs
                                    15%     3yr ARMs
GWAC                                7.50% (+/- 10bps)
GWAC Range                          5.25% - 10.375%
NWAC                                7.13% (+/- 10bps)
Floating Rate Index                 0.1% - 1mo LIBOR       75% - 6mo LIBOR,
                                    25% - 1yr LIBOR         0.1% - 1yr CMT
WA Net Margin                       2.60% (+/- .10%)
Cap Structure                       Initial:          5.09% Avg (+/- 5%)
                                    Periodic:         2.00% (+/- 5%) (some are
                                                      1% semi-annual)
                                    Lifetime:         5.74% Avg (+/- 5%)
WA MTR                              54 months (+/-3)
WALA                                2 month (+/- 3)
Average loan size                   $325,000 (+/- 50k)
Conforming Balance                  60% (+/- 10%)
Max loan size                       $2,000,000
Average LTV                         78% (+/- 10%)
Max Loans > 80 LTV with no MI or    0.5%
Pledged Assets
Average FICO                        691 (+/- 10 points)
Minimum FICO                        580
Full / Alt documentation            10% (+/- 10%)
Max no documentation                13%
Interest Only                       85% (+/- 10%)
Owner occupied                      76% (+/- 10%)
Property type                       80% single family detached/PUD (+/- 10%)
Investor properties                 20% (+/- 10%)
Loan purpose                        24% cash-out refinance (+/- 10%)
Prepay penalties                    45% (5% - 2yr, 32% - 3yr, 1% - 5yr) (+/-
                                    10%)
California Concentration            42% (+/- 10%)

Note: All characteristics are preliminary and are subject to the final collateral pool

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

                                    EXHIBIT 1

The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of (1):

o if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index"),

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The model used in this prospectus supplement with respect to the Mortgage Loans assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 0% CPR assumes no prepayments. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

                                    EXHIBIT 2
                            GMAC Mortgage Corporation

General

      GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

      GMAC Mortgage Corporation began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage Corporation.

      GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

      The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage Corporation.



                      -------------------------------------

                           General Motors Corporation

                      -------------------------------------
                                       |
                                       |
                      -------------------------------------

                            General Motors Acceptance
                                   Corporation
                                     (GMAC)

                      -------------------------------------
                                       |
                                       |
                      -------------------------------------

                         Residential Capital Corporation
                                    (ResCap)

                      -------------------------------------
                                       |
                                       |
                      -------------------------------------

                            GMAC Mortgage Corporation

                      -------------------------------------

      Servicing Activities

            GMAC Mortgage Corporation generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

            As of June 30, 2006, GMAC Mortgage Corporation acted as primary servicer and owned the corresponding servicing rights on approximately 2,127,293 of residential mortgage loans having an aggregate unpaid principal balance of approximately $263 billion, and GMAC Mortgage Corporation acted as subservicer (and did not own the corresponding servicing rights) on approximately 287,640 loans having an aggregate unpaid principal balance of over $42.5 billion.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

            The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $194.9 billion, $32.9 billion, $18.3 billion and $17.2 billion during the six months ending June 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

              GMAC Mortgage Corporation PRIMARY SERVICING PORTFOLIO
                                 ($ IN MILLIONS)


                                      For the Six
                                     Months Ended
                                        June 30,                  For the Year Ended December 31,
                                      -----------    ----------------------------------------------------------
                                         2006           2005            2004           2003            2002
                                      -----------    -----------     -----------    -----------     -----------
Prime conforming mortgage loans
-------------------------------
     No. of Loans .................     1,420,904      1,392,870       1,323,249      1,308,284       1,418,843
     Dollar Amount of Loans .......   $   194,872    $   186,364     $   165,521    $   153,601     $   150,421
     Percentage Change
          from Prior Year .........          4.57%         12.59%           7.76%          2.11%            N/A
Prime non-conforming mortgage loans
-----------------------------------
     No. of Loans .................        69,793         69,488          53,119         34,041          36,225
     Dollar Amount of Loans .......   $    32,896    $    32,385     $    23,604    $    13,937     $    12,543
     Percentage Change
          from Prior Year .........          1.58%         37.20%          69.36%         11.12%            N/A
Government mortgage loans
-------------------------
     No. of Loans .................       179,721        181,679         191,844        191,023         230,085
     Dollar Amount of Loans .......   $    18,342    $    18,098     $    18,328    $    17,594     $    21,174
     Percentage Change
          from Prior Year .........          1.35%         (1.25)%          4.17%        (16.91)%           N/A
Second-lien mortgage loans
--------------------------
     No. of Loans .................       456,875        392,261         350,334        282,128         261,416
     Dollar Amount of Loans .......   $    17,226    $    13,034     $    10,374    $     7,023     $     6,666
     Percentage Change
          from Prior Year .........         32.16%         25.64%          47.71%          5.36%            N/A
Total mortgage loans serviced
-----------------------------
     No. of Loans .................     2,127,293      2,036,298       1,918,546      1,815,476       1,946,569
     Dollar Amount of Loans .......   $   263,336    $   249,881     $   217,827    $   192,155     $   190,804
     Percentage Change
          from Prior Year .........          5.38%         14.72%          13.36%          0.71%            N/A

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

                  Billing and Payment Procedures. As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group       [Morgan Stanley]

-------------------------------------------------------------------------------

      This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

      This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

      The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other prior communication relating to the securities referred to in this material.

      This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

      The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

      Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

      The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

      Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

3      In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder. The trademarks and service marks contained herein are the property of their respective owners.

      This material may not be sold or redistributed without the prior written consent of Morgan Stanley.

--------------------------------------------------------------------------------
      (C) 2005 Morgan Stanley
--------------------------------------------------------------------------------